 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-225969
PROSPECTUS SUPPLEMENT
(To prospectus dated July 17, 2018)
ESSA PHARMA INC.
7,100,000 Common Shares

We are offering 7,100,000 common shares pursuant to this prospectus supplement and the accompanying prospectus. Our common shares are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “EPIX” and on the TSX Venture Exchange (the “TSX-V”) under the symbol “EPI.” On July 27, 2020, the closing price per share of our common shares was $6.25 on the Nasdaq and C$8.51 on the TSX-V.
We have granted the underwriters a 30-day option to purchase up to 1,065,000 additional common shares from us at the public offering price, less the underwriting discounts and commissions.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and, as such, we have elected to comply with certain reduced public company reporting requirements.

An investment in our securities involves a high degree of risk. Please read “Risk Factors” on page S-23 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before investing in our securities.
	Per common share	Total
Public offering price	$6.00	$42,600,000
Underwriting discounts and commissions(1)	$0.36	$2,556,000
Proceeds to ESSA Pharma Inc. (before expenses)	$5.64	$40,044,000

(1)
See “Underwriting” beginning on page S-33 of this prospectus supplement for additional information regarding underwriting compensation.

Pfizer Inc. (the “Lead Investor”) has indicated an interest in purchasing at least $10,000,000 in common shares in this offering at the initial public offering price per share. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer or no shares of common stock to such Lead Investor, and such Lead Investor could determine to purchase more, fewer or no shares of common stock in this offering. The underwriters will receive the same underwriting discount and commissions on these shares of common stock as they will on any other shares of common stock sold to the public in this offering.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager
Jefferies
Lead Manager
Oppenheimer & Co.
Co-Manager
Bloom Burton
The date of this prospectus supplement is July  28, 2020.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying base shelf prospectus and the documents incorporated into each by reference. The second part, the accompanying base shelf prospectus, gives more general information and disclosure. This prospectus supplement is deemed to be incorporated by reference into the accompanying base shelf prospectus solely for the purpose of this offering. When we refer only to the “prospectus,” we are referring to both parts combined.
If there is any inconsistency between information in or incorporated by reference into the accompanying base shelf prospectus and information in or incorporated by reference into this prospectus supplement, you should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement, the accompanying base shelf prospectus and the documents incorporated into each by reference include important information about us, the common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base shelf prospectus together with the additional information described under the heading “Where You Can Find More Information” before investing in our common shares.
Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and the accompanying base shelf prospectus, the documents incorporated by reference herein or therein or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted. The distribution of this prospectus and the offering of common shares in certain jurisdictions may be restricted by law. You should assume that the information appearing in this prospectus supplement, the accompanying base shelf prospectus and the documents incorporated into each by reference is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Market data and certain industry forecasts used in this prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein or therein were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information, and to the extent any sources of such information are identified herein, no information from such sources shall be incorporated into this prospectus supplement except as explicitly stated herein.
Unless otherwise indicated in this prospectus supplement and the accompanying base shelf prospectus all dollar amounts and references to “$” are to U.S. dollars and references to “C$” are to Canadian dollars. This prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein and therein contain translations of some Canadian dollar amounts into U.S. dollars solely for your convenience. See “Exchange Rate Information.”
In this prospectus supplement and the accompanying base shelf prospectus, unless the context otherwise requires, references to “we,” “us,” “our” or similar terms, as well as references to “ESSA” or the “Company,” refer to ESSA Pharma Inc., either alone or together with our subsidiaries.
This prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein and therein include references to trade names and trade-marks of other companies, which trade names and trade-marks are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying base shelf prospectus, including the documents incorporated by reference herein and therein, contain certain statements that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act and applicable Canadian securities laws. All statements in this prospectus supplement and the accompanying base shelf prospectus, including the documents incorporated by reference herein and therein, other than statements of historical facts, are forward-looking statements. These statements can be identified by words such as “anticipates”, “estimates”, “projects”, “expects”, “intends”, “believes”, “plans”, “will”, “could”, “may”, “hopes” or their negatives or other comparable words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. Examples of such forward-looking statements include, but are not limited to statements related to:
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the Company’s ability to maintain operations, development programs, preclinical studies, clinical trials and raise capital as a result of the recent coronavirus disease 2019 (“COVID-19”) outbreak;

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the Company’s ability to obtain funding for operations, including research funding, and the timing and potential sources of such funding;

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the initiation, timing, cost, location, progress and success of, strategy and plans with respect to, ESSA’s research and development programs (including research programs and related milestones with regards to next-generation drug candidates and compounds), preclinical studies and clinical trials;

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the therapeutic benefits, properties, effectiveness, pharmacokinetic profile and safety of the Company’s product candidate and its potential future product candidates, if any, including the expected benefits, properties, effectiveness, pharmacokinetic profile and safety of the Company’s next-generation aniten compounds;

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the Company’s ability to advance its product candidate and its potential future product candidates through, and successfully complete, clinical trials;

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the Company’s ability to achieve profitability;

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the grant (“CPRIT Grant”) under the Cancer Prevention and Research Institute of Texas (“CPRIT”) and payments thereunder, including residual obligations;

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the Company’s use of proceeds from funding and financings;

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the Company’s ability to effectively liquidate Realm (as defined herein), and assume the related obligations;

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the Company’s intended use of proceeds from the acquisition of Realm and the past and future offerings of our securities;

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the Company’s ability to recruit sufficient numbers of patients for future clinical trials, and the benefits expected therefrom;

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the Company’s ability to establish and maintain relationships with collaborators with acceptable development, regulatory and commercialization expertise and the benefits to be derived from such collaborative efforts;

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the implementation of the Company’s business model and strategic plans, including strategic plans with respect to patent applications and strategic collaborations and partnerships;

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the Company’s ability to identify, develop and commercialize product candidates;

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the Company’s commercialization, marketing and manufacturing capabilities and strategy;

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the Company’s ability to protect its intellectual property and operate its business without infringing upon the intellectual property rights of others;

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the Company’s expectations regarding federal, state, provincial and foreign regulatory requirements, including the Company’s plans with respect to anticipated regulatory filings;

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whether the Company will receive, and the timing and costs of obtaining, regulatory approvals in the United States, Canada and other jurisdictions;

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the accuracy of the Company’s estimates of the size and characteristics of the markets that may be addressed by the Company’s product candidate and its potential future product candidates, if any;

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the rate and degree of market acceptance and clinical utility of the Company’s potential future product candidates, if any;

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the timing of, and the Company’s ability and the Company’s collaborators’ ability, if any, to obtain and maintain regulatory approvals for the Company’s product candidate and its potential future product candidates, if any;

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the Company’s expectations regarding market risk, including interest rate changes and foreign currency fluctuations;

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the Company’s ability to engage and retain the employees required to grow its business;

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the compensation that is expected to be paid to the Company’s employees;

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the Company’s future financial performance and projected expenditures;

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developments relating to the Company’s competitors and its industry, including the success of competing therapies that are or may become available; and

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estimates of the Company’s financial condition, expenses, future revenue, capital requirements and its need for additional financing and potential sources of capital and funding.

Such statements reflect ESSA’s current views with respect to future events, are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that are inherently subject to significant medical, scientific, business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause ESSA’s actual results, performance or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements. In making the forward-looking statements included in this prospectus supplement and the accompanying base shelf prospectus, including the documents incorporated herein and therein, the Company has made various material assumptions, including but not limited to:
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its ability to maintain operations as a result of the recent COVID-19 outbreak;

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its ability to conduct a clinical study involving its clinical candidate and to identify any future product candidate or product candidates;

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the availability of financing on reasonable terms;

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its ability to repay debt;

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its ability to obtain regulatory and other approvals to commence a clinical trial involving any future product candidate or product candidates;

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its ability to obtain positive results from its research and development activities, including clinical trials;

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its ability to obtain required regulatory approvals;

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its ability to protect patents and proprietary rights;

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its ability to successfully out-license or sell future products, if any, and in-license and develop new products;

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favorable general business and economic conditions;

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its ability to attract and retain skilled staff;

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market competition; and

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the products and technology offered by the Company’s competitors.

By their very nature, forward-looking statements or information involve known and unknown risks, uncertainties and other factors that may cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed or implied by such forward-looking statements or information. In evaluating these statements, prospective purchasers should specifically consider various factors, including the risks outlined herein and in the accompanying base shelf prospectus, including the documents incorporated by reference herein and therein, under the heading “Risk Factors”. Some of these risks and assumptions include, among others:
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risks related to the Company’s ability to maintain operations and execute on our business plan as a result of the recent COVID-19 outbreak or other health epidemics;

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risks related to the Company’s ability to conduct the clinical trial of its clinical candidate, or submit a future Investigational New Drug application (“IND”) to the U.S. Food and Drug Administration (“FDA”) or Canadian Clinical Trial Application (“CTA”) submitted to Health Canada;

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risks related to the Company’s future success being dependent primarily on identification through preclinical studies, clinical studies, regulatory approval, and commercialization of a single product candidate;

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risks related to the Company’s ability to identify any future product candidate through preclinical studies and obtain regulatory approval of IND/CTA;

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risks related to the Company’s ability to continue to license its product candidates or technology from third parties;

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uncertainty related to the Company’s ability to obtain required regulatory approvals for its proposed products;

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risks related to the Company’s ability to successfully identify and develop product candidates in a timely manner;

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risks related to clinical drug development;

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risks related to the Company’s ability to successfully commercialize future product candidates;

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risks related to the possibility that the Company’s product candidate and potential future product candidates, if any, may have undesirable side effects;

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risks related to the Company’s ability to enroll subjects in clinical trials;

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risks that the FDA may not accept data from trials conducted in locations outside the United States;

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risks related to the Company’s ongoing obligations and continued regulatory review;

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risks related to potential administrative or judicial sanctions;

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the risk of increased costs associated with prolonged, delayed or terminated clinical trials;

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the risk that third parties may not carry out their contractual duties;

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risks related to the possibility that the Company’s relationships with clinical research organizations or academic institutions may terminate;

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risks related to the Company’s lack of experience manufacturing product candidates on a large clinical or commercial scale and the Company’s lack of manufacturing facility;

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risks related to the Company’s failure to obtain regulatory approval in international jurisdictions;

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risks related to recently enacted and future legislation in the United States that may increase the difficulty and cost for the Company to obtain marketing approval of, and commercialize, the Company’s product candidate and potential future products, if any, and affect the prices the Company may obtain;

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risks related to new legislation, new regulatory requirements, and the continuing efforts of governmental and third-party payors to contain or reduce the costs of healthcare;

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uncertainty as to the Company’s ability to raise additional funding;

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risks related to the Company’s ability to raise additional capital on favorable terms;

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risks related to the acquisition of Realm, the liquidation of Realm, and the assumption of related obligations;

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risks that the Company may default on the residual obligations of the agreement providing for the CPRIT Grant, which may result in the Company not receiving the remaining CPRIT Grant funds and/or having to reimburse all of the CPRIT Grant, if such default is not waived by CPRIT;

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risks related to the Company’s incurrence of significant losses in every quarter since inception and the Company’s anticipation that it will continue to incur significant losses in the future;

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risks related to the Company’s limited operating history;

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risks related to the Company’s reliance on proprietary technology;

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risks related to the Company’s ability to protect its intellectual property rights throughout the world;

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risks related to claims by third parties asserting that the Company, or its employees or consultants have misappropriated their intellectual property, or claiming ownership of what the Company regards as its intellectual property;

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risks related to the Company’s ability to comply with governmental patent agency requirements in order to maintain patent protection;

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risks related to computer system failures or security breaches;

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risks related to business disruptions that could seriously harm the Company’s future revenues and financial condition and increase its costs and expenses;

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risks related to the Company’s dependence on the use of information technologies;

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risks related to the Company’s ability to attract and maintain highly-qualified personnel;

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risks relating to the possibility that third-party coverage and reimbursement and health care cost containment initiatives and treatment guidelines may constrain the Company’s future revenues;

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risks related to potential conflicts of interest between the Company and its directors and officers;

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risks related to competition from other biotechnology and pharmaceutical companies;

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risks related to movements in foreign currency exchange rates;

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risks related to the Company’s ability to convince public payors and hospitals to include the Company’s product candidate and potential future products, if any, on their approved formulary lists;

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risks related to the Company’s ability to establish an effective sales force and marketing infrastructure, or enter into acceptable third-party sales and marketing or licensing arrangements;

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risks related to the Company’s ability to manage growth;

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risks related to the Company’s ability to achieve or maintain expected levels of market acceptance for its products;

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risks related to the Company’s ability to realize benefits from acquired businesses or products or form strategic alliances in the future;

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risks related to collaborations with third parties;

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risks that employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could cause significant liability for the Company and harm its reputation;

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risks related to product liability lawsuits;

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risks related to being able to obtain adequate insurance coverages;

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risks related to compulsory licensing and/or generic competition;

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risks related to the increased costs and effort as a result of the Company being a public company;

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risks inherent in foreign operations;

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risks relating to the possibility that laws and regulations governing international operations may preclude the Company from developing, manufacturing and selling certain product candidates outside of the United States and Canada and require it to develop and implement costly compliance programs;

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risks related to laws that govern fraud and abuse and patients’ rights;

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risks relating to the Company’s loss of foreign private issuer status and the resulting transition to its status as a U.S. domestic filer upon the expiry of the applicable grace period;

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risks relating to the different disclosure obligations for a U.S. domestic filer, versus those as a foreign private issuer;

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risks related to the Company’s ability to comply with environmental, health and safety laws and regulations;

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the risk that the Company will continue to be a “passive foreign investment company;”

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risks related to the Company’s status as an emerging growth company;

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risks related to United States investors’ ability to effect service of process or enforcement of actions against the Company;

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risks related to the Company’s ability to maintain compliance with Nasdaq listing requirements;

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risks related to market price and trading volume volatility;

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risks related to the Company’s dividend policy;

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risks associated with future sales of the Company’s securities;

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risks related to the Company’s ability to implement and maintain effective internal controls;

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risks related to the Company’s ability to maintain an active trading market for its common shares;

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risks related to share price volatility associated with the Company’s thinly traded common shares; and

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risks related to analyst coverage.

Should one or more of these risks or uncertainties or a risk that is not currently known to the Company materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those expressed or implied herein. These forward-looking statements are made as of the date of this prospectus supplement or, in the case of documents incorporated by reference in this prospectus supplement, as of the date of such documents, and the Company does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. Investors are cautioned that forward-looking statements are not guarantees of future performance and investors are cautioned not to put undue reliance on forward-looking statements due to their inherent uncertainty.

EXCHANGE RATE INFORMATION
We express all amounts in this prospectus supplement and the documents incorporated by reference herein in U.S. dollars, except where otherwise indicated. References to “$” are to U.S. dollars and references to “C$” are to Canadian dollars. The following table sets forth, for the periods indicated, the high, low, average and end of period rates of exchange for one U.S. dollar, expressed in Canadian dollars, published by the Bank of Canada during the respective periods.
The following table sets forth certain exchange rates based on the Bank of Canada noon exchange rate (for dates prior to March 1, 2017) or the Bank of Canada daily exchange rate (for dates on or after March 1, 2017). As of May 1, 2017, the Bank of Canada no longer publishes updated data for exchange rates published under previous methodologies, including daily noon and closing rates as well as high and low exchange rates.
	Year Ended September 30,			Six Months Ended March 31,
	2017	2018	2019	2019	2020
Highest rate during the period	1.3743	1.3310	1.3642	1.3642	1.4496
Lowest rate during the period	1.2128	1.2288	1.2803	1.2803	1.2970
Average exchange rate for the period(1)	1.3140	1.2835	1.3269	1.3249	1.3325
Rate at the end of the period	1.2480	1.2945	1.3243	1.3363	1.4187

(1)
Determined by averaging the rates on the last day of each month during the respective period.

On July 27, 2020, the Bank of Canada daily average rate of exchange was $1.00 = C$1.3378.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights key aspects of this offering and certain information contained elsewhere in this prospectus supplement and the documents incorporated by reference. This summary is not complete and does not contain all of the information that may be important to you or that you should consider before investing in our common shares. You should read carefully the other information included and incorporated by reference in this prospectus supplement and the accompanying base shelf prospectus before investing in our common shares. You should pay special attention to the risks and uncertainties identified under the captions “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein or therein, including our most recent Annual Report on Form 20-F, when determining whether an investment in our common shares is appropriate for you.
Our Company
ESSA is a clinical stage pharmaceutical company, focused on developing novel and proprietary therapies for the treatment of prostate cancer in patients whose disease is progressing despite treatment with current standard of care therapies, including second-generation anti-androgen drugs such as abiraterone, enzalutamide, apalutamide, and darolutamide. The Company believes its latest series of investigational compounds, including its product candidate EPI-7386, have the potential to significantly expand the interval of time in which patients with castration-resistant prostate cancer (“CRPC”) can benefit from anti-hormone-based therapies. Specifically, the compounds are designed to disrupt the androgen receptor (“AR”) signaling pathway, the primary pathway that drives prostate cancer growth and prevent AR activation through selective binding to the N-terminal domain (“NTD”) of the AR. In this respect, the Company’s compounds are designed to differ from classical non-steroid anti-androgens, which interfere either with androgen synthesis, or with the binding of androgens to the ligand-binding domain (“LBD”), located at the opposite end of the receptor from the NTD (i.e. “lutamides”) or to androgen synthesis (i.e. abiraterone). A functional NTD is essential for activation of the AR; blocking the NTD inhibits AR-driven transcription and therefore androgen-driven biology. The Company believes that the transcription inhibition mechanism of its preclinical compounds is unique, and has the potential advantage of bypassing identified mechanisms of resistance to the anti-androgens currently used in the treatment of CRPC. The Company has been granted by the United States Adopted Names (“USAN”) Council a unique USAN stem “— aniten” to recognize this new first-in-class mechanistic class. The Company refers to this series of proprietary investigational compounds as the “Aniten” series. In preclinical studies, blocking the NTD has demonstrated the capability to prevent AR-driven gene expression. A previously completed Phase 1 clinical trial of ESSA’s first-generation agent, ralaniten acetate (“EPI-506”) showed prostate-specific antigen (“PSA”) declines, a sign of inhibition of AR-driven biology, at higher dose levels administered to patients with metastatic CRPC (“mCRPC”) refractory to current standard of care therapies.
According to the American Cancer Society, in the United States, prostate cancer is the second most frequently diagnosed cancer among men, behind skin cancer. Approximately one-third of all prostate cancer patients who have been treated for local disease will subsequently have rising serum levels of PSA, which is an indication of recurrent or advanced disease. Patients with advanced disease often undergo androgen ablation therapy using analogues of luteinizing hormone releasing hormone or surgical castration; this approach is termed “androgen deprivation therapy” (“ADT”).

Prostate Cancer Disease Landscape
Most advanced prostate cancer patients initially respond to androgen ablation therapy; however, many experience a recurrence in tumor growth despite the reduction of testosterone to castrate levels, and at that point are considered to have CRPC. Following diagnosis of CRPC, patients have been generally treated with anti-androgens that block the binding of androgens (darolutamide, enzalutamide, apalutamide or bicalutamide) to the AR, or inhibit synthesis of androgens (abiraterone). More recently, significant improvements in progression-free survival have been achieved by utilizing this latest generation of anti-androgens in combination with ADT in newly diagnosed metastatic prostate cancer.
Prostate Cancer Clinical Treatment Model
The growth of prostate tumors is mediated by an activated AR. Generally, there are three means of activating the AR. First, androgens such as dihydrotestosterone can activate AR by binding to its LBD. Second, CRPC can be driven by constitutively-active variants of AR that lack an LBD and do not require androgen for activation. The third mechanism involves certain signaling pathways that activate AR independent of androgen activity. Generally, current drugs for the treatment of prostate cancer work by focusing on the first mechanism by either (i) interfering with the production of androgen, or (ii) preventing androgen from binding to the LBD. However, over time, these approaches eventually fail, due to mechanisms of resistance which all involve the LBD, whether at the DNA (AR amplification or LBD mutations) or RNA level (emergence of AR splice variants).

Current Anti-Androgen Therapies Only Target the Androgen Receptor Ligand Binding Domain
Through their potential to directly and selectively block most of the known means of activating the AR, the Company believes the Aniten series of compounds hold the potential to be effective in cases where current therapies have failed. The results from both preclinical and clinical studies support the Company’s belief. In preclinical studies, the Aniten series of compounds has been observed to shrink prostate cancer xenografts, including tumors both sensitive and resistant to the second-generation anti-androgens such as enzalutamide. Recent studies have also suggested the potential for combinations of the Company’s Aniten compounds with anti-androgens to inhibit AR-driven biology more completely in unique and complementary mechanisms by simultaneously affecting opposite ends of the AR receptor.
Targeting the AR — Novel Transcription Factor Inhibition of Androgen-Driven Prostate Cancer Biology
The Company is developing a novel method of inhibiting the AR. The binding of EPI-001, the racemic form of EPI-002, to the Tau-5 region of AF1 has been formally demonstrated (De Mol E, et al. ACS Chem Biol. 2016). In pre-clinical studies, Anitens were observed to be active against wild-type AR, LBD mutant AR and splice-variant AR.

Tau-5
362
Aniten
438
C404
N-terminal domain
DNA binding domain
Ligand binding domain

The Phase 1 clinical trial of EPI-506 provided evidence regarding the safety and tolerability for the potential mechanism of transcription inhibition of AR-driven biology as patients tolerated doses of EPI-506 at overall exposures consistent with those associated with therapeutic activity in animal models. Possible proof of concept was observed with short duration PSA declines of up to 37% being observed in some patients whose disease was highly refractory to second-generation anti-androgens treatment. However, this first-generation drug candidate was rapidly metabolized in humans, leading to a very short half-life of circulating drug and suboptimal drug exposures. Consequently, very high doses were required to achieve modest drug exposures, with the relatively short half-life limiting the therapeutic exposure of the drug within a 24-hour period. This limitation, together with unfavorable pharmaceutical properties, led to the Company’s decision to discontinue EPI-506 development in favor of focusing on the development of the next generation of Anitens. The Company has been focused on developing this next generation of Anitens, including potentially more potent drugs designed to increase resistance to metabolism and offer improved pharmaceutical properties compared to EPI-506, including manufacturability and stability. The Company’s lead product candidate, EPI-7386, has shown such favorable characteristics in extensive preclinical characterization studies, which the Company has presented in a series of poster presentations at scientific meetings over the last year.
EPI-7386 Next Generation NTD Inhibitor of the AR: Comparison to First Generation EPI-506
Potency: EPI-7386 Displayed Potent in vitro Activity in a Variety of Androgen-Receptor Driven Cellular Models
In vitro studies revealed EPI-7386 to have a cellular potency comparable to currently approved late stage drugs such as enzalutamide, and 20 times more potency than the first generation drug candidate EPI-506, as demonstrated in the figure below. Furthermore, gene expression studies revealed that combination of EPI-7386 with enzalutamide produced a deeper and broader inhibition of AR-driven genes.
Full-Length Androgen Receptor Models

The table below demonstrates the relative activities of the first generation inhibitor EPI-002 (the active moiety of the pro-drug EPI-506), the current clinical drug candidate EPI-7386, and enzalutamide. EPI-7386 was far more active than EPI-002 on the wild type AR LNCaP (as defined below) cell line and comparable to enzalutamide on this cell line. On the other hand, enzalutamide had no activity on the ARV7 splice variant-driven cell line LNCaP95 (as defined below), while EPI-7386 was very active, and far more active than EPI-002 on this cell line. None were active on the control prostate cell line PC-3, which does not have a functional AR.
Cellular Proliferation IC50 (uM)
Activity: EPI-7386 Favorable Activity in a Spectrum of AR-Driven Xenograft Models

“++” = Worked well
“+” = Worked
“— “ = Did not work
The terms in the above table have the following meanings:
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“LNCaP” means lymph node carcinoma of the prostate;

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“VCaP” means vertebral-cancer of the prostate;

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“LNCaP95” means an androgen-independent cell line derived from the parental LNCaP cells, a cell line of human cells commonly used in the field of oncology;

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“22Rv1” means a human prostate carcinoma epithelial cell line derived from a xenograft;

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“HID28” refers to a hormone-independent variant; and

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“PC3” refers to a line of human prostate cancer cells.

The series of prostate cancer non-clinical rodent xenograft models listed in the above table demonstrate the activity of EPI-7386 in tumors in which anti-androgens such as enzalutamide are ineffective. Those expressing the AR splice variant ARV7, while also active in the full length AR tumors, are comparable to enzalutamide.
Activity: EPI-7386 Exhibited Anti-Tumor Responses as a Monotherapy or in ENZ Combination in the VCaP Xenograft Model
The graphs below describe the activity of EPI-7386, enzalutamide, and the combination on the xenograft model VCAP. This model in several respects recapitulates the situation with human prostate cancer. When initially implanted, this tumor is driven by AR-FL (wild type) and is responsive to enzalutamide (red line below). After 2-3 weeks the tumor develops amplification of the AR, then splice variant ARV7, and acquires resistance to enzalutamide. By contrast, EPI-7386 (green line) controls the tumor throughout the course of the experiment. Even greater control is observed with the combination of enzalutamide and EPI-7386. The individual mice values and corresponding PSA measurements are portrayed in the graphs below.

VCAP Castrated
% Tumor Volume change ± SEM
600
500
400
300
200
100
0
-100
10
20
30
40
50
Dosing Days
Vehicle (DMSO/NMP/Solutol/PEG400)
Enzalutamide - 15 mg/kg- PO qd
EPI-7386 - 30 mg/kg- PO qd
Combo Enza - 15 mg/kg
+ EPI-7386 - 60/30 mg/kg

Individual Tumor Plot on Day 41 Dosing
Tumor volume %change from baseline
400
200
100
50
0
-50
-100
Enzalutamide - 15 mg/kg- PO qd
EPI-7386 - 30 mg/kg- PO qd
Combo Enza - 15 mg/kg
+ EPI-7386 - 60/30 mg/kg
SD
PR
CR

Serum PSA at the End of Treatment
PSA (ng/mL)
60
30
15
10
5
0
Vehicle
Enzalutamide - 15 mg/kg
EPI-7386 - 30 mg/kg
Combo EPI-7386 60/30 +Enza
* = p<0.05
*
*

The NTD of the AR is flexible with a high degree of intrinsic disorder making it difficult for use in crystal structure-based drug design. The Company is not currently aware of any success by other drug development companies in developing drugs that bind specifically to this drug target. The nature of the highly specific binding of the Aniten compounds to the NTD, and the biological consequences of that binding, have been defined in recent scientific studies. The selectivity of the binding, based on in vivo imaging as well as in vitro studies, has been consistent with the favourable toxicological results observed in preclinical studies of the first-generation EPI-506 and the subsequent safety results observed in the Phase 1 trial of EPI-506.
Preclinical Studies Suggest EPI-7386 May Achieve High Human Exposures and a Long Half-life
The modeling based on two different approaches suggests that EPI-7386 will have a half-life in patients >30 hrs, permitting once a day dosing.

Selectivity and Drug-Drug Interactions: EPI-7386 was Selective for the AR with Minimal Off-Target Binding in Preclinical Studies
Minimal off-targeting binding shown on:
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Nuclear receptor panel

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CEREP SafetyScreenTM 87 & 44 panels

No off-target activity observed against targets relevant to combination partners
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No significant GABA-Cl channel inhibition

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Inhibition of channel is associated with seizure risk with enzalutamide and apalutamide

EPI-7386 was designed to maintain the selectivity against the AR of earlier generation NTD inhibitors of the AR, while also not affecting important other targets, particularly the GABA-Cl channel, which is believed to be the basis of seizures associated with high doses of enzalutamide or apalutamide. EPI-7386 has also been observed to have clean specificity profile.
Favorable IND-enabling Toxicology Studies Enabled a Relatively High Starting Dose of EPI-7386 in the Clinic
The 200 mg EPI-7386 starting dose in humans is projected to deliver a similar drug exposure as biologically relevant exposures in the VCaP xenograft model
CMC: EPI-7386 Has Favorable Pharmaceutical Properties
The active pharmaceutical ingredient (“API”) in EPI-7386 is simple to manufacture, with a crystalline, high-melting point API.
The drug product is designed to be absorbed at high concentrations, and a tablet formulations has been manufactured for use in the ongoing clinical study. When tested in dogs, the solid tablet drug product exhibited similar absorption performance to the good laboratory practice suspension toxicology formulation.
The incidence of both metastatic and non-metastatic CRPC continues to rise, and using a dynamic progression model, Scher et al1 have projected a 2020 incidence of 546,955 and prevalence of 3,072,480. The Company believes that the Aniten series of compounds could hold potential for many of those patients. In its early clinical development, the Company intends to initially focus on patients who have failed second-generation anti-androgen therapies (i.e. abiraterone and/or lutamides) for the following reasons:

1
Scher HI, Solo K, Valant J, Todd MB, Mehra M (2015) Prevalence of Prostate Cancer Clinical States and Mortality in the United States: Estimates Using a Dynamic Progression Model. PLoS ONE 10(10): e0139440. doi:10.1371/journal.pone.0139440

■
CRPC treatment remains a prostate cancer market segment with an apparent and significant unmet therapeutic need and is therefore a potentially large market;

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the Company believes that the unique mechanism of action of its Aniten compounds is well suited to treat those patients who have failed AR LBD focused therapies, and whose biological characterization reveals that their tumors are still largely driven by AR biology; and

■
the Company expects that the large number of patients with an apparent unmet therapeutic need in this area will facilitate timely enrollment in its clinical trials.

Initial Monotherapy Market Opportunity for EPI-7386
The combined population of mCRPC patients in the US, Canada, and the European Union eligible (based on the yearly mortality incidence from the American Cancer Society Cancer Statistics 2019; Ferlay, J. et al. Cancer Statistics, European Journal of Cancer, 2018) is conservatively estimated at greater than 110,000. At an assumed monthly price of $7,800 (Evaluate Pharma, 2018) and an assumed six-month course of treatment (estimate from Medivation Q1 Quarterly Conference Call, 2016) this translates to a total market opportunity of $3.3 billion annually for EPI-7386. We estimate that the market opportunity for EPI-7386 in combination with second generation anti-androgens in earlier CRPC or HSPC patients is several fold larger than this initial mCRPC market.
Furthermore, the Company believes that a successful Phase 1 clinical trial will facilitate the early study of the combination of EPI-7386 with second-generation anti-androgens. The Company and its collaborators have developed preclinical in vitro and in vivo evidence supporting further evaluation of the combination of NTD inhibitors together with the LBD inhibiting anti-androgens. The Company believes that the application of two independent, complementary mechanisms of AR transcription inhibition may result in greater suppression of androgen activity and the delay or prevention of drug resistance. Recent progress in the clinical treatment of prostate cancer has resulted from the earlier utilization of anti-androgens in combination with classic ADT, consistent with the premise that more effective androgen suppression may yield clinical benefit. The Company believes that the introduction of NTD inhibitors has potential to improve androgen suppression and delay the emergence of resistance.
Rationale for the Combination of EPI-7386 with Anti-Androgens
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Decades of clinical research link improved clinical results from better suppression of the AR axis;

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Combining an NTD-inhibitor such as EPI-7386 with an LBD-inhibitor such as enzalutamide, potentially provides two complementary ways of inhibiting AR biology; and

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Preclinical studies support deeper and broader suppression of AR-driven biology by combining EPI-7386 and anti-androgens (e.g. enzalutamide):

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In vitro quantitative studies;

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Gene expression studies; and

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In vivo preclinical androgen-responsive animal models.

The Company is party to a license agreement with the British Columbia Cancer Agency and the University of British Columbia dated December 22, 2010 (the “License Agreement”), as amended, which provides the Company with exclusive world-wide rights to the issued patents and patent applications related to the EPI-002 compound.
The Company believes that it has developed a strong and defensive intellectual property position for multiple EPI and Aniten structural classes, with 16 pending and maintained patent families different structural motifs/analogues. Patent applications are pending in the United States and in contracting states to the Patent Cooperation Treaty for the Aniten next-generation NTD inhibitors, with expiry between 2036-2040.

Completed Phase 1 Clinical Study of EPI-506
The Company conducted an initial proof-of-concept Phase 1 clinical study utilizing the first-generation Aniten compound, EPI-506. The objective of the EPI-506 Phase 1 clinical trial was to explore the safety, tolerability, maximum tolerated dose and pharmacokinetics of EPI-506, in addition to anti-tumor activity in asymptomatic or minimally symptomatic patients with mCRPC who were no longer responding to either abiraterone or enzalutamide treatments, or both. Efficacy endpoints, such as PSA reduction, and other disease progression criteria were evaluated. Details relating to the design of the Phase 1/2 clinical trial of EPI-506 are available on the U.S. National Institutes of Health clinical trials website (see https://clinicaltrials.gov).
The IND application to the FDA for EPI-506, to begin a Phase 1 clinical trial, was accepted in September 2015, with the first clinical patient enrolled in November 2015. The Company’s CTA submission to Health Canada was subsequently also accepted. Based on allometric scaling, an initial dose level of EPI-506 of 80 mg was determined. However, following the enrollment of the initial cohorts, it became apparent that EPI-506 exposure was much lower in humans than projected. EPI-506 dosing was escalated aggressively to allow patients in the clinical study greater exposure to the drug. The highest dose patients ultimately received was 3600 mg of EPI-506, administered in a single dose or split into two doses daily. The initial data from the Phase 1 clinical trial was presented at the European Society of Medical Oncology meeting in September 2017.
Conducted at five sites in the United States and Canada, the open-label, single-arm, dose-escalation study evaluated the safety, pharmacokinetics, maximum-tolerated dose and anti-tumor activity of EPI-506 in men with end-stage mCRPC who had progressed after prior enzalutamide and/or abiraterone treatment and who may have received one prior line of chemotherapy. Twenty-eight patients were available for analysis, with each patient having received four or more prior therapies for prostate cancer at the time of study entry. Patients self-administered oral doses of EPI-506 ranging from 80 mg to 3600 mg, with a mean drug exposure of 85 days (range of eight to 535 days). Four patients underwent prolonged treatment (with a median of 318 days; and a range of 219 to 535 days at data cut-off), following intra-patient dose escalation. PSA declines, a measure of potential efficacy, ranging from 4% to 37% were observed in five patients, which occurred predominantly in the higher dose cohorts (≥1280 mg).
EPI-506 was generally well-tolerated with a favorable safety results observed across all doses up to 2400 mg. At a dose of 3600 mg, gastrointestinal adverse events (nausea, vomiting and abdominal pain) were observed in two patients: one patient in the once-daily (“QD”) dosing cohort and one patient in the 1800 mg twice-daily dosing cohort, leading to study discontinuation and a dose-limiting toxicity (“DLT”) due to more than 25% of doses being missed in the 28-day safety reporting period. A separate patient in the 3600 mg QD cohort experienced a transient Grade 3 increase in liver enzymes (AST/ALT), which also constituted a DLT, and enrollment was consequently concluded in this cohort.
Although the Company believes that the safety results and possible signs of anti-tumor activity observed at higher dose levels support the concept that inhibiting the AR-NTD may provide a clinical benefit to mCRPC patients, the pharmacokinetic and metabolic studies revealed that the challenges encountered in achieving exposures similar to those associated with anti-tumor activity in the animal models were due to the greatly increased metabolism of EPI-506 in patients. In light of these discoveries, the Company concluded that prioritizing the development of one of its Aniten next-generation NTD inhibitors that, in the Company’s discovery program, had demonstrated greater potency, reduced metabolism and other pharmaceutical properties that showed greater potential for further development. As a result, the Company announced on September 11, 2017 its decision to discontinue the further clinical development of EPI-506 and to implement a corporate restructuring plan to focus research and development resources on its next-generation Anitens targeting the AR-NTD. The restructuring included a decrease in headcount and a reduction of operational expenditures related to the clinical program.
The Company’s next-generation investigational Aniten compounds incorporate multiple chemical scaffold changes to the first-generation drugs and, in preclinical studies, have retained NTD inhibition of the AR. In addition, they have shown improvement in a number of attributes when compared to the first-generation compound, EPI-506, in preclinical studies. In in vitro assays measuring inhibition of AR transcriptional activity, these product candidates demonstrated 20 times higher potency than EPI-506 or its active metabolite, EPI-002. In addition, the compounds demonstrated increased metabolic stability in preclinical studies, suggesting the potential for longer half-lives in humans. Lastly, the compounds demonstrated more favourable pharmaceutical properties relative to EPI-506. The Company believes that these product candidates, if successfully developed and approved, may offer advancements in ease and cost of large-scale manufacture, drug product stability, and suitability for commercialization globally. From this series of next-generation compounds, EPI-7386 was selected as the lead candidate for clinical development and an IND was submitted to the FDA on March 30, 2020 and was allowed to proceed by the FDA on April 30, 2020. A CTA was filed with Health Canada in April 2020.
Our Strategy
The Company’s initial therapeutic goal is to develop a safe and effective therapy for prostate cancer patients whose tumors have progressed on current anti-androgen therapy. However, preclinical and clinical studies have evaluated the NTD inhibition of the Company’s Aniten compounds suggests the potential to increase therapeutic activity by combining these agents with anti-androgens at an earlier stage of treatment. Therefore, while the Company’s first priority is to continue into Phase 1 clinical development of EPI-7386 as a single agent, in parallel the Company is also conducting preclinical studies evaluating EPI-7386 in combination with other agents in collaboration with academic institutions and pharmaceutical companies to support the clinical investigation of EPI-7386 in combination with lutamides in earlier -line patients. In addition, the Company intends to further explore other potential applications for AR-NTD inhibitors, including breast cancer and other AR-associated cancers.
EPI-7386: First Human Clinical Studies

Recent Developments
On February 10, 2020, the Company announced that several abstracts on the Company’s lead clinical candidate, EPI-7386, had been selected for presentation at upcoming medical and scientific symposia. These presentations provide further preclinical characterization of EPI-7386 including new preclinical data regarding safety studies, gene expression and combination data with anti-androgens. The medical and scientific symposia presentations include:
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on February 10, 2020, the Company announced that the abstract for a presentation by Dr. Nan Hyung Hong titled “The N-terminal Domain Inhibitor of the Androgen Receptor, EPI-7386, Targets Full Length and Splice Variant Driven Pathways” was accepted for presentation at the American Association for Cancer Research Special Conference on Advances in Prostate Cancer Research. The conference was to be held on March 14, 2020, but was canceled due to the global outbreak of novel coronavirus;

■
on February 13, 2020 at the 2020 American Society of Clinical Oncology Genitourinary Cancers Symposium, a presentation by Dr. Ronan Le Moigne titled “IND Candidate EPI-7386 as an N-terminal Domain Androgen Receptor Inhibitor in Development for the Treatment of Prostate Cancer”;

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on May 15, 2020 at the 2020 American Urological Association Annual Meeting (held virtually), a presentation by Dr. Ronan Le Moigne entitled “The Preclinical Characterization and Development of EPI-7386, an N-terminal domain androgen receptor inhibitor, for the treatment of prostate cancer”; and

■
on June 22, 2020 at the 2020 American Association for Cancer Research Virtual Annual Meeting II, a presentation by Dr. Nan Hyung Hong entitled “Preclinical Development of the Second-Generation N-terminal Domain Androgen Receptor Inhibitor, EPI-7386 for the Treatment of Prostate Cancer”.

On March 31, 2020, the Company announced that it has submitted an IND application to the FDA to evaluate its lead product candidate, EPI-7386, in a Phase 1 clinical study for the treatment of patients with metastatic castration-resistant prostate cancer. The Company later announced on April 30 that the FDA notified the Company that it may proceed with its proposed clinical investigation of EPI-7386, and a CTA was subsequently filed with Health Canada. The clinical trial is expected to enroll approximately 18 patients at multiple medical institutions in a standard 3+3 trial design with an approximate 10 additional patients enrolled in the dose expansion cohort.
On March 31, 2020, the Company also announced as a general business update that, although the Company’s in-person lab activities are affected by COVID-19, the Company has conducted extensive gene expression studies which showed differentiation of the NTD inhibition mechanism from LBD inhibition by anti-androgens and provided additional evidence regarding the potential quantitative and qualitative effects of the combination of NTD and LBD androgen receptor inhibition. The full analysis of these results will be presented at a future scientific meeting.
Effective as of April 13, 2020, the Company entered into an Open Market Sale Agreement (the “ATM Sales Agreement”) with Jefferies LLC. Under the ATM Sales Agreement, ESSA may sell its common shares in the capital of the Company from time to time for up to $35.0 million in aggregate sales proceeds in “at-the-market” transactions.
On June 4, 2020, the Company presented at the Jefferies Virtual Healthcare Conference where Dr. David R. Parkinson provided a corporate overview of the Company’s business.
On June 22, 2020 the Company presented new preclinical data on ESSA’s clinical candidate, EPI-7386, at the 2020 American Association for Cancer Research Virtual Annual Meeting II. In an oral poster presentation titled, “Pre-clinical development of the second-generation N-terminal domain androgen receptor inhibitor, EPI-7386, for the treatment of prostate cancer”, results from preclinical studies of EPI-7386 including studies evaluating androgen receptor binding, gene expression analyses and the toxicologic profile were presented. The studies highlighted new information about EPI-7386.

On July 15, 2020 the Company announced that the first patient had been dosed in a Phase 1 clinical trial designed to evaluate the safety and tolerability of EPI-7386 in mCRPC patients who failed standard of care treatments, including second generation anti-androgens.
The Lead Investor has indicated an interest in participating in this offering. Subject to the Lead Investor purchasing at least $10,000,000 in common shares in this offering, the Company has agreed to grant the Lead Investor a right of first access to certain clinical data generated as part of the Company’s EPI-7386 development program (the “Data”) prior to providing the Data to other third parties engaged in the operation of a pharmaceutical business. In addition, the Lead Investor and its affiliates have agreed, for a period of one year from the date the Data is provided, not to, without approval of the Company’s board of directors, among other things, acquire the Company or, otherwise act, alone or in concert, to seek control of management and the board of directors of the Company, subject to certain exceptions. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer or no shares of common stock to such Lead Investor, and such Lead Investor could determine to purchase more, fewer or no shares of common stock in this offering. The underwriters will receive the same underwriting discount and commissions on these shares of common stock as they will on any other shares of common stock sold to the public in this offering.
Company Information
The Company was incorporated under the name “ESSA Pharma Inc.” pursuant to the Business Corporations Act (British Columbia), or BCBCA, on January 6, 2009. The Company’s articles of incorporation (the “Articles”) were amended on December 16, 2010 to attach certain special rights and restrictions to the common shares, on April 22, 2014 to authorize the creation of a new class of preferred shares in the capital of the Company, issuable in one or more series, and again on July 28, 2014 to create the class A preferred shares in the capital of the Company (the “Preferred Shares”) and attach certain special rights and restrictions to such Preferred Shares.
The Company’s registered and records office is located at Suite 2600, 595 Burrard Street, Vancouver, British Columbia, Canada V7X 1L3. The Company’s head office is located at Suite 720, 999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5.
Since July 9, 2015, the Company’s common shares have traded on the Nasdaq under the symbol “EPIX”. The Company’s common shares traded under the symbol “EPI” on the TSX from July 28, 2015 until November 24, 2017. On November 27, 2017, the Company delisted its common shares from the TSX and began trading on the TSX-V under the same symbol, “EPI”.

THE OFFERING
The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein and therein before making an investment decision.
Issuer
ESSA Pharma Inc.
Common shares offered by us
7,100,000
Underwriters’ option to purchase additional common shares
We have granted the underwriters a 30-day option to purchase up to 1,065,000 additional common shares from us at the public offering price, less the underwriting discounts and commissions. See “Underwriting” on page S-33 of this prospectus supplement.
Common shares to be outstanding following the offering
27,924,339 shares, or 28,989,339 shares if the underwriters exercise their option to purchase additional shares in full.
Use of Proceeds
We intend to use the net proceeds of the offering for pre-clinical and clinical activities, chemistry, manufacturing and controls, research and development, as well as working capital and general corporate purposes. See “Use of Proceeds” on page S-30 of this prospectus supplement.
Risk Factors
Investing in our common shares involves risks. See “Risk Factors” beginning on page S-23 of this prospectus supplement and on page 5 of the accompanying base shelf prospectus, as well as those risks and uncertainties identified in the documents incorporated by reference herein or therein, including our most recent Annual Report on Form 20-F.
Nasdaq symbol
EPIX
TSX-V symbol
EPI
Income tax considerations
The common shares will be subject to special and complex tax rules for U.S. taxpayers. Holders are urged to consult their own tax advisors with respect to the U.S. and Canadian federal, state, provincial, territorial, local and foreign tax consequences of purchasing, owning and disposing of the common shares. See “Certain U.S. Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations” on pages S-41 and S-45, respectively, of this prospectus supplement.

The number of common shares to be outstanding after this offering is based on 20,824,339 common shares outstanding as of March 31, 2020 and excludes:
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5,311,500 stock options at a weighted average exercise price of $3.43 and weighted average remaining contractual life of 9.38 years;

■
11,919,404 pre-funded warrants exercisable at $0.0001;

■
227,273 warrants exercisable at $66 and expiring January 14, 2023

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7,477 warrants exercisable at $42.80 and expiring November 18, 2023

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175,938 warrants exercisable at $4.00 and expiring January 9, 2023; and

■
63,000 warrants exercisable at $4.00 and expiring January 16, 2023.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants after March 31, 2020 and no exercise by the underwriters of their option to purchase additional common shares.

RISK FACTORS
Investing in our common shares is speculative and involves a high degree of risk. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information relating to us, or our business, property or financial results, each of which could cause purchasers of our common shares to lose part or all of their investment. In addition to the other information contained in this prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein and therein, prospective investors should carefully consider the factors set out under “Risk Factors” in the accompanying base shelf prospectus and our Annual Report on Form 20-F for the year ended September 30, 2019 and the factors set out below in evaluating ESSA and its business before making an investment in our common shares.
Risks Relating to the Common Shares and the Offering
The market price and trading volume of ESSA’s common shares may be volatile, which could result in rapid and substantial losses for its shareholders or securities litigation.
The market price of ESSA’s common shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in the common shares may fluctuate and cause significant price variations to occur as demonstrated by ESSA’s share price’s low on the TSX-V (C$2.00) and corresponding high (C$5.50) for the fiscal year ended September 30, 2019. For the fiscal year ended September 30, 2019, ESSA’s share price’s low on the Nasdaq was $1.46 and high was $4.09. The market price of the common shares may fluctuate or decline significantly in the future. Some of the factors that could negatively affect ESSA’s share price or result in fluctuations in the price or trading volume of the common shares include:
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quarterly variations in operating results;

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operating results that vary from the expectations of securities analysts and investors;

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change in valuations;

■
changes in ESSA’s operations;

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expenses ESSA incurs related to future research;

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regulatory approvals;

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fluctuations in the demand for ESSA’s product candidates;

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changes in the industry in which ESSA operates;

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announcements by ESSA or other companies of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures, capital commitments, plans, prospects, service offerings or operating results;

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additions or departures of key personnel;

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future sales of ESSA’s securities;

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trading of ESSA’s securities by a large shareholder;

■
other risk factors discussed herein; and

■
other unforeseen events.

Stock markets in the United States and Canada have experienced extreme price and volume fluctuations. Market fluctuations, as well as general political and economic conditions such as acts of terrorism, prolonged economic uncertainty, a recession or interest rate or currency rate fluctuations, could adversely affect the market price of ESSA’s common shares resulting in substantial losses for shareholders. Also, in the past, companies that have experienced volatility in the market price of their common shares have been subject to securities litigation. ESSA may be the target of this type of litigation in the future. Securities litigation against ESSA could result in substantial costs and divert management’s attention from other business concerns, which could materially harm ESSA’s business.

The Company has never declared dividends and may not do so in the future.
ESSA has not declared or paid any cash dividends on common shares to date. The payment of dividends in the future will be dependent on ESSA’s earnings and financial condition and on such other factors as ESSA’s Board considers appropriate. Unless and until ESSA pays dividends, shareholders may not receive a return on their shares. There is no present intention by the Board to pay dividends on the common shares.
The Company may experience future sales or issue additional securities.
The market price of the Company’s equity securities could decline as a result of issuances of securities by the Company or sales by the Company’s existing shareholders of common shares in the market, or the perception that such sales could occur. Sales of common shares by shareholders might also make it more difficulty for the Company to sell equity securities at a time and price that the Company deems appropriate. Sales or issuances of substantial numbers of common shares, or the perception that such sales could occur, may adversely affect the prevailing market prices of the common shares. With any additional sale or issuance of common shares, investors will suffer dilution to their voting power and the Company may experience dilution in its earnings per share.
Additionally, as of March 31, 2020, there were 11,919,404 pre-funded warrants outstanding, which are exercisable into common shares at a nominal exercise price. If holders of these pre-funded warrants exercise these securities, existing shareholders will suffer dilution to their voting power and the Company may experience dilution in its earnings per share, as well as a negative impact on its share price.
If ESSA is unable to implement and maintain effective internal controls over financial reporting in the future, ESSA may not be able to report financial results accurately or prevent fraud. In that case, investors may lose confidence in the accuracy and completeness of ESSA’s financial reports and the market price of ESSA’s common shares may be negatively affected.
Maintaining effective internal control over financial reporting is necessary for ESSA to produce reliable financial reports and is important in helping to prevent financial fraud. If ESSA is unable to maintain adequate internal controls, ESSA’s business and operating results could be harmed.
ESSA is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012. As such, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley. ESSA is not considered a “venture issuer” under applicable Canadian securities laws by virtue of having its securities listed on the Nasdaq. Non-venture issuers must establish and maintain disclosure controls and procedures and internal control over financial reporting. ESSA will be required to certify that it has established disclosure controls and procedures and internal controls over financial reporting for the period ended September 30, 2020. Pursuant to National Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim Filings of the Canadian Securities Administrators (“NI 52-109”), ESSA evaluates how to document and test internal control procedures to satisfy the requirements of Section 404(a) of Sarbanes-Oxley and the related rules of the Securities and Exchange Commission, or the SEC, and NI 52-109, which require, among other things, ESSA’s management to assess annually the effectiveness of ESSA’s internal control over financial reporting. During the course of this documentation and testing, ESSA may identify weaknesses or deficiencies that ESSA may be unable to remedy.
Preparing ESSA’s consolidated financial statements involves a number of complex manual and automated processes which are dependent on individual data input or review and require significant management judgment. One or more of these elements may result in errors that may not be detected and could result in a material misstatement of ESSA’s consolidated financial statements. Management’s significant estimates and judgements with respect to financial reporting are discussed and disclosed in the consolidated financial statements.
The process of designing and implementing effective internal controls and procedures, and expanding ESSA’s internal accounting capabilities, is a continuous effort that requires ESSA to anticipate and react to changes in

ESSA’s business and the economic and regulatory environments and expend significant resources to establish and maintain a system of internal controls that is adequate to satisfy ESSA’s reporting obligations as a public company. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. ESSA cannot be certain at this time whether the Company will be able to successfully complete the continuing implementation of controls and procedures or the certification and attestation requirements of Section 404(a) of Sarbanes-Oxley and NI 52-109 on a continuous basis.
If a material misstatement occurs in the future, ESSA may fail to meet its future reporting obligations, it may need to restate its financial results and the price of its common shares may decline. Any failure of ESSA’s internal controls could also adversely affect the results of the periodic management evaluations and any future annual independent registered public accounting firm attestation reports regarding the effectiveness of ESSA’s internal control over financial reporting that may be required when Section 404 of Sarbanes-Oxley becomes fully applicable to ESSA. Effective internal controls are necessary for ESSA to produce reliable financial reports and are important to helping prevent financial fraud. If ESSA cannot provide reliable financial reports or prevent fraud, ESSA’s business and results of operations could be harmed, investors could lose confidence in ESSA’s reported financial information, and the trading price of ESSA’s common shares could drop significantly.
An active trading market for the common shares may not be sustained.
Although ESSA has listed the common shares on the Nasdaq and the TSX-V, an active trading market for the common shares may not be sustained. For example, certain trading days in the fiscal year ended September 30, 2019 resulted in no volume of trading of ESSA’s common shares on either of the Nasdaq or the TSX-V. If an active trading market for the common shares is not maintained, the liquidity of the common shares and the prices that may be obtained for the common shares will be adversely affected.
ESSA’s common shares may be thinly traded, the prices at which common shares trade are volatile and the buying or selling actions of a few shareholders may adversely affect ESSA’s share price.
As of March 31, 2020, ESSA’s public float, which is defined as common shares outstanding minus common shares held by officers, directors, or beneficial holders of greater than 10% of ESSA’s outstanding common shares, represented approximately 81.7% of ESSA’s outstanding common shares. In addition, the Company is aware of a number of significant shareholders, defined as a holding greater than 5% of our common shares, who have participated in recent financings. The average number of shares traded in any given day over the fiscal year ended September 30, 2019 has been relatively small compared to the public float. Thus, the actions of a few shareholders either buying or selling ESSA’s common shares may adversely affect the price of the common shares. Historically, securities similar to ESSA’s common shares have experienced extreme price and volume fluctuations that do not necessarily relate to operating performance and could result in rapid and substantial losses for shareholders.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about ESSA’s business, its stock price and trading volume could decline.
The trading market for ESSA’s common shares depends in part on the research and reports that securities or industry analysts publish about it, or its business. If one or more of the securities or industry analysts who cover ESSA downgrade its common shares or publish inaccurate or unfavorable research about its business, its stock price would likely decline. If one or more of these analysts cease coverage of ESSA or fail to publish reports on it regularly, demand for ESSA’s stock could decrease, which might cause its stock price and trading volume to decline.

ESSA’s common shares could be delisted from the Nasdaq, which could affect ESSA’s common shares’ market price and liquidity.
The Company’s listing on the Nasdaq is contingent upon meeting all the continued listing requirements of the Nasdaq, which include maintaining (i) a minimum bid price of not less than $1.00 per share and (ii) either a minimum stockholders’ equity of $2,500,000, a minimum market value of $35 million or a minimum $500,000 of net income from continuing operations. Nasdaq listing rules provide that noncompliance with such requirements exists if the deficiency continues for a period of 30 consecutive business days.
If the Company’s common shares are delisted from the Nasdaq, its ability to raise capital in the future may be limited. Delisting could also result in less liquidity for the Company’s shareholders and a lower share price. Such a delisting would likely have a negative effect on the price of the Company’s common shares and could impair the Company’s shareholders’ ability to sell or purchase the Company’s common shares. For example, the Company’s shareholders in the United States may be required to resell their shares on the TSX-V if a liquid over-the-counter trading market did not develop in the United States following a delisting. In the event of a delisting, the Company would expect to take actions to restore its compliance with the Nasdaq’s listing requirements, but it can provide no assurance that any action taken by the Company would result in its common shares becoming listed again, or that any such action would stabilize the market price or improve the liquidity of its common shares.
ESSA is and there is a risk that ESSA may continue to be a “passive foreign investment company” which would likely result in materially adverse U.S. federal income tax consequences for U.S. investors.
ESSA believes it was classified as a passive foreign investment company, or PFIC, for the taxable year ending September 30, 2019, and believes it may be classified as a PFIC for the fiscal year ended September 30, 2020 and in future taxable years. However, the determination as to whether ESSA is a PFIC for any taxable year is based on the application of complex U.S. federal income tax rules that are subject to differing interpretations. If ESSA is a PFIC for any taxable year during which a U.S. Holder (as defined under “Certain U.S. Federal Income Tax Considerations”) holds our common shares, it would likely result in adverse U.S. federal income tax consequences for such U.S. Holder. U.S. Holders should carefully read “Certain U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules” for more information and consult their own tax advisors regarding the consequences of ESSA being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making a qualified electing fund election (including a protective election), which may mitigate certain possible adverse U.S. federal income tax consequences but may result in an inclusion in gross income without receipt of such income.
ESSA’s management team will have broad discretion to use the net proceeds from this offering and its investment of these proceeds may not yield a favorable return. They may invest the proceeds of this offering in ways with which investors disagree.
Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described under “Use of Proceeds.” However, the failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business.
We cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors, including milestone payments received from our strategic partnerships and royalties received on sale of any approved products. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

You will experience immediate dilution in the book value per share of the common shares you purchase.
Based on the public offering price of $6.00 per common share and our net tangible book value per share as of March 31, 2020, you will suffer substantial dilution in the net tangible book value of the common shares you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.
We are governed by the corporate laws of Canada which in some cases have a different effect on shareholders than the corporate laws of the United States.
We are governed by the BCBCA and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the BCBCA and Delaware General Corporation Law, or DGCL, that may have the greatest such effect include, but are not limited to, the following: (i) for certain corporate transactions (such as mergers and amalgamations or amendments to our Articles) the BCBCA generally requires the voting threshold to be a special resolution approved by 66 2/3% of the votes cast by shareholders on the resolution, or as set out in the Articles, as applicable, whereas the DGCL generally only requires a majority vote; and (ii) under the BCBCA a holder of 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL. Investors may find our company and our common shares less attractive because we are governed by foreign laws.
ESSA has a history of negative operating cash flow and may continue to experience negative operating cash flow.
We have had negative operating cash flow for every period since inception. We anticipate that we will continue to have negative cash flow until such time, if at all, that profitable commercial production is achieved with a clinical candidate. To the extent that the we have negative cash flow in future periods, we may need to allocate a portion of our cash reserves to fund such negative cash flow. We may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that additional capital or other types of financing will be available when needed or that these financings will be on terms favorable to us.
U.S. civil liabilities may not be enforceable against us, our directors, our officers or certain experts named in this prospectus supplement.
We are governed by the BCBCA and our principal place of business is in Canada. Some of our directors and officers, as well as certain experts named herein, reside outside of the United States, and all or a substantial portion of their assets as well as all or a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us and such directors, officers and experts or to enforce judgments obtained against us or such persons, in U.S. courts, in any action, including actions predicated upon the civil liability provisions of U.S. federal securities laws or any other laws of the United States. Additionally, rights predicated solely upon civil liability provisions of U.S. federal securities laws or any other laws of the United States may not be enforceable in original actions, or actions to enforce judgments obtained in U.S. courts, brought in Canadian courts, including courts in the Province of British Columbia. These provisions may limit our shareholders’ ability to bring a claim against us in a judicial forum that our shareholders consider favorable or convenient for such disputes and may discourage lawsuits with respect to such claims. See “Description of Share Capital.”

Other Risks Related to ESSA’s Business
Risks Relating to COVID-19
In December 2019, COVID-19, was reported to have surfaced in Wuhan, China. Since then, COVID-19 has spread to multiple countries, including the United States, Canada, and all European countries. On March 11, 2020, the World Health Organization characterized COVID-19 as a pandemic. COVID-19 has had a broad adverse impact on the global economy across many industries and has resulted in significant governmental measures being implemented to control the spread of the virus, including quarantines, travel restrictions and business shutdowns, as well as significant volatility in global financial markets. Although COVID-19 has not yet had any material impact on our business, operations or financial condition, there can be no assurances that it will not have an impact on our business, operations or financial condition going forward. In March 2020, the Company made the decision to transition all of our employees to remote working arrangements. This continues to the present, but the Company has taken steps to maintain internal communication, and operations have thus far continued on schedule and without interruption. In particular, the Company has been able to continue to move towards activating initial clinical trial sites; the first site has been activated, others are expected to shortly follow and patient dosing has recently been initiated, with additional patients in screening. The potential still remains that we may experience future delays in clinical trial activities relating to the diversion of global healthcare resources to higher priority COVID-19 related response activities. Therefore COVID-19-related effects have not yet had a material impact on our business, operations, financial condition, liquidity or strategic long-term development and commercialization plans. While the Company will continue to work to minimize any emerging complications, the extent to which COVID-19 may cause more significant disruptions to our business and operations will depend on future developments, which are highly uncertain and cannot be definitively predicted. These uncertainties include the duration of the outbreak, the extent of travel restrictions and social distancing measures, the continued severity of the virus outbreak and the ability to treat it, the ability to collect sufficient data to track the virus, the collective actions taken to curb the spread of the virus, and the effectiveness of actions taken to contain and treat the disease and to address its impact, including its impact on global financial markets.
If the COVID-19 pandemic worsens or continues for a prolonged period of time, we could experience disruptions that could significantly impact our current and planned clinical trials, preclinical studies and our business activities including:
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delays or difficulties in initiating clinical trial sites;

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delays or difficulties in enrolling patients in our planned clinical trials of EPI-7386;

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disruption to and delays in preclinical research and analysis activities due to an extended temporary closure of contract lab facilities;

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disruptions in supply, logistics or other activities related to the procurement of materials, which could have a negative impact on our ability to conduct preclinical studies, initiate or complete our clinical trials or commercialize our product candidates;

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diversion of healthcare resources away from the conduct of clinical trials;

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interruption of key preclinical studies and clinical trial activities, due to limitations on travel imposed or recommended by federal, state, provincial or municipal governments, employers and others;

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limitations in resources that would otherwise be focused on the conduct of our business or our current or planned preclinical studies or clinical trials, including due to sickness, restrictions on travel, prolonged stay-at-home or shelter-in-place orders and other COVID-19 related concerns;

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changes in regulations as part of a response to the COVID-19 outbreak which may require us to change the ways in which our preclinical studies and clinical trials are conducted and incur unexpected costs, or requires us to discontinue our preclinical research or clinical trials altogether;

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delays in receiving regulatory approvals;

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delays in necessary interactions with regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or furlough of government or contractor personnel; and

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limitations on our ability to recruit preclinical research, clinical, regulatory and other professional staff on the timeframe required to support our research and development programs.

In addition, COVID-19 could result in continued significant disruption of global financial markets, reducing our ability to access capital, which could have negative future impacts on our liquidity and financial condition. Financial volatility has adversely affected, and may continue to adversely affect, the value of our common shares.
The extent of the impact of the COVID-19 pandemic on our business, operations and financial condition is uncertain, and a continued and prolonged public health crisis such as the COVID-19 pandemic could have a material negative impact on our business, operations and financial condition. We will continue to monitor the effectors of COVID-19 on an ongoing basis.

USE OF PROCEEDS
The aggregate net proceeds to be received by the Company from the sale of the common shares offered by this prospectus supplement are estimated to be approximately $39,044,000 ($45,050,600 if the underwriters’ option to purchase up to $6,390,000 of additional common shares is exercised in full), after deducting the estimated expenses of the offering of $1.0 million and the underwriters’ fee. The Company intends to use the net proceeds from this offering as follows:
Estimated Amount to be Expended
($ millions)
Principal Purposes
Clinical	$16.6
Preclinical	$2.7
CMC	$5.0
Research and Development (Other)	$4.1
General and Administrative Costs	$10.6
Total Use of Proceeds	$39.0
While the Company currently intends to use the net proceeds from this offering for the purposes set out herein, the ultimate allocation of such proceeds and the timing of their expenditure will depend upon the prevailing business opportunities and conditions and the progress of clinical development. The Company will have discretion to use the net proceeds differently than as described herein, if the Company believes it is in its best interests to do so. The amounts and timing of the Company’s actual expenditures depend on numerous factors, including modifications to programs to meet objectives, and any unforeseen cash needs. See “Risk Factors.” Pending the use of the proceeds described herein, the Company may hold or invest all or portion of the proceeds of this offering in interest bearing bank accounts and the funds will be added to the working capital of the Company.
By the nature of its business as a clinical stage pharmaceutical company, the Company has experienced negative operating cash flow since inception. The Company intends to use a portion of its general working capital to fund such negative cash flow. See “Risk Factors”.
Research and Development
The Company intends to use the net proceeds from this offering to fund its program through 2023, which includes the expected completion of Phase 1 dose-escalation & expansion studies, Phase 1 combination studies with anti-androgens, as well as additional preclinical studies in other cancer models. In addition, the Company has allocated funds to prepare for the Phase 2 study of EPI-7386, assuming the Phase 1 study meets the stated endpoints. The major components of the research and development work expected to be funded by the net proceeds of this offering are as follows:
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Clinical: $16.6 million;

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Preclinical and other R&D: $2.7 million; and

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Manufacturing and Chemistry $5.0 million.

Approximately $1.8 million of the allocation for preclinical is for pipeline programs aimed at other therapeutic targets. The Company subcontracts all laboratory research to contract research organizations, which is planned and administered by Company personnel. Approximately $0.1 million of the allocation for preclinical is preparatory work in 2022 for the Phase 2 clinical study. Approximately $0.8 million of spending in the second half of 2022 and 2023 is expected for Phase 2 preparation.
The Company’s existing cash reserves fund the Phase 1 study of EPI-7386. The net proceeds from this offering are expected to allow the Company to continue supporting non-clinical work on the molecule, and also conduct preclinical work on other therapeutic indications, as well as preparatory work for a Phase 2 study. The Phase 1 study is expected to be comprised of a Phase 1a dose escalation study in up to 18 patients which will determine the safety and tolerability of EPI-7386 in human subjects as outlined in the study protocol and to determine the dose of EPI-7386 to be used in a subsequent Phase 1b and Phase 2 study. The Phase 1b expansion study is expected to include an additional ten patients. In addition to the safety and tolerability of EPI-7386, the Phase 1a and 1b studies are intended to characterize the pharmacokinetic, biological and anti-tumor effects of therapy. An additional Phase 1a study in approximately 9 patients is intended to study the combination of EPI-7386 and at least one of the current anti-androgens. The first patient in the Phase 1a dose escalation study was dosed in July 2020 and the study is expected to take six to nine months. The Phase 1b expansion study is budgeted to commence in May 2021 and run to January 2022. The Phase 1a combination study is expected to take place concurrent to the expansion study, approximately from May 2021 to March 2022.

DILUTION
If you invest in our common shares, your interest will be diluted to the extent the price per share you pay in this offering exceeds the net tangible book value per share of our common shares immediately after you purchase shares in this offering. As of March 31, 2020, our net tangible book value was approximately $40.1 million, or approximately 1.92 per share, based on 20,824,339 shares of our common shares outstanding as of March 31, 2020. Our net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of our common shares outstanding as of March 31, 2020.
After giving effect to the sale of 7,100,000 common shares at a public offering price of $6.00 per common share, and after deducting estimated offering expenses and commissions payable by us, our net tangible book value as of March 31, 2020 would have been approximately $79.1 million, or $2.83 per common share. This would represent an immediate increase in net tangible book value of $0.91 per common share to our existing shareholders and an immediate dilution in net tangible book value of $3.17 per common share to new investors in this offering.
The following table illustrates this calculation on a per common share basis:
Public offering price per common share	$6.00
Net tangible book value per share at March 31, 2020	$1.92
Increase in net tangible book value per share attributable to the offering	$0.91
As adjusted net tangible book value per share after giving effect to the offering	$2.83
Dilution in net tangible book value per share to new investors in this offering	$3.17
If the underwriters fully exercise their option to purchase up to 1,065,000 additional shares of our common shares, our as adjusted net tangible book value per share after giving effect to this offering would increase to $2.93 per share, and there would be an immediate dilution in net tangible book value of $3.07 per share to new investors.
The number of common shares shown as outstanding in the table above is based on 20,824,339 common shares outstanding as of March 31, 2020 and excludes:
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5,310,000 stock options at a weighted average exercise price of $3.43 and weighted average remaining contractual life of 9.13 years;

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11,919,404 pre-funded warrants exercisable at $0.0001;

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227,273 warrants exercisable at $66 and expiring January 14, 2023;

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7,477 warrants exercisable at $42.80 and expiring November 18, 2023;

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129,723 warrants exercisable at $4.00 and expiring January 9, 2023; and

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47,250 warrants exercisable at $4.00 and expiring January 16, 2023.

To the extent that outstanding warrants or options are exercised or other shares are issued, investors purchasing our common shares in this offering may experience further dilution. In addition, we may choose to issue additional common shares, or securities convertible into or exchangeable for common shares, in the future. The issuance of these securities could result in further dilution for investors purchasing our common shares in this offering.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated July 28, 2020, between us and Jefferies LLC, as the representative of the underwriters named below and the sole book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of common shares shown opposite its name below:
Underwriter	Number of Shares
Jefferies LLC	4,260,000
Oppenheimer & Co. Inc.	1,952,500
Bloom Burton Securities Inc.	887,500
Total	7,100,000

The common shares will be offered in the United States through certain of the underwriters listed above. The common shares will also be offered in each of the provinces of British Columbia, Alberta and Ontario of Canada, through certain of the underwriters listed above, either directly or indirectly, through their Canadian affiliates who are registered to offer the common shares for sale in such provinces of Canada, or through such other registered dealers as may be designated by the underwriters. Subject to applicable law, the underwriters may offer the common shares outside of the United States and Canada.
The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the common shares if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. Pursuant to terms of the underwriting agreement, the underwriters may terminate their obligations under the underwriting agreement at their discretion on the basis of certain stated events. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common shares, that you will be able to sell any of the common shares held by you at a particular time or that the prices that you receive when you sell will be favorable. If the public offering price is decreased, the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by the purchasers of the common shares is less than the amount paid by the underwriters to us. The terms and conditions of the offering, including the offering price, were determined by arm’s length negotiation between the us and the underwriters, including with reference to the prevailing market price of the common shares.
The underwriters are offering the common shares subject to their acceptance of the common shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses
The underwriters have advised us that they propose to offer the common shares to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.36 per common share. After the offering, the initial public offering price and concession may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$6.00	$6.00	$42,600,000	$48,990,000
Underwriting discounts and commissions paid by us	$0.36	$0.36	$2,556,000	$2,939,400
Proceeds to us, before expenses	$5.64	$5.64	$40,044,000	$46,050,600
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $1,000,000. We have also agreed to reimburse the underwriters for certain of their expenses.
Listing
Our common shares are listed on the Nasdaq under the trading symbol “EPIX” and on the TSX Venture Exchange (the “TSX-V”) under the trading symbol “EPI.” We have applied to list the common shares distributed under this prospectus supplement on the TSX-V and the Nasdaq. Listing will be subject to us fulfilling all the listing requirements of such exchanges. Closing of the offering is conditional on the common shares being conditionally approved for listing on such exchanges.
Option to Purchase Additional Shares
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 1,065,000 common shares from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. A purchaser who acquires common shares forming part of the option acquires those common shares under this prospectus, regardless of whether such position is ultimately filled through the exercise of the option or secondary market purchasers.
Subscriptions for the common shares will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. In any event, the common shares are to be taken up by the underwriters, if at all, on or before a date that is not later than 42 days after the date of the prospectus supplement relating to the offering. For any common shares issued pursuant to the Offering on or after the original lapse date of our Canadian base shelf prospectus, including any common shares issued upon the exercise of the option, the Company will rely on the temporary exemptive relief granted pursuant to the British Columbia Instrument 51,517 — Temporary Exemption from Certain Corporate Finance Requirements with Deadlines during the Period from June 2 to August 31, 2020, Alberta Securities Commission Blanket Order 51-519 — Temporary

Exemption from Certain Corporate Finance Requirements with Deadlines during the Period from June 2 to August 31, 2020, and Ontario Instrument 51-505 — Temporary Exemption from Certain Corporate Finance Requirements with Deadlines during the Period from June 2 to August 31, 2020, to extend the lapse date of our Canadian base shelf prospectus by 45 days.
No Sales of Similar Securities
We, and our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:
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sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or

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otherwise dispose of any common shares, options or warrants to acquire common shares, or securities exchangeable or exercisable for or convertible into common shares currently or hereafter owned either of record or beneficially, or

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publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC.

This restriction terminates after the close of trading of the common shares on and including the 90th day after the date of this prospectus supplement.
Jefferies LLC may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of common shares prior to the expiration of the lock-up period.
Stabilization
The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act of 1934, as amended, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional common shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional common shares or purchasing our common shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.
“Naked” short sales are sales in excess of the option to purchase additional common shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of common shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the common shares. A syndicate covering transaction is the bid for or the purchase of common shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
The underwriters may also engage in passive market making transactions in our common shares on the Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of common shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
Pursuant to rules and/or policy statements of certain Canadian provincial securities commissions, the underwriters may not, throughout the period of distribution, bid for or purchase common shares for their own account or for accounts over which they exercise control or direction. The foregoing restriction is subject to exceptions, on the condition that the bid or purchase is not engaged in for the purpose of creating actual or apparent active trading in, or raising the price of, the common shares. These exceptions include bids or purchases permitted under the Universal Market Integrity Rules for Canadian Marketplaces of Market Regulation Services Inc. relating to market stabilization and passive market making activities and bids or purchases made for and on behalf of a customer where the order was not solicited during the period of distribution. Under the first mentioned exception, in connection with this offering, the underwriters may effect transactions that stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market. Those transactions, if commenced, may be interrupted or discontinued at any time. This may cause the price of our common shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq, the TSX-V or otherwise.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, Jefferies LLC acts as our sales agent with respect to the offer and sale of up to $35.0 million of common shares pursuant to an at-the-market offering sales agreement.
In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common shares offered hereby. Any such short positions could adversely affect future trading prices of the common shares offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Disclaimers About Non-U.S. Jurisdictions
Canada
The distribution of common shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia pursuant to a prospectus supplement dated as of the date hereof to our base shelf prospectus dated July 12, 2018. Purchasers resident in Canada will be acquiring common shares under that supplement and base shelf prospectus and not under this prospectus supplement. Canadian resident purchasers should consult the Canadian prospectus supplement and base shelf prospectus for a full description of their rights in connection with this offering.
No action has been taken in any jurisdiction by us or the underwriters that would permit a public offering of the common share, other than in the United States and each of the provinces British Columbia, Alberta and Ontario. No offer or sale of the common shares may be made in any jurisdiction except in compliance with the applicable laws thereof and in accordance with the terms of the underwriting agreement. Persons receiving this prospectus supplement are responsible for informing themselves about and observing any restrictions as to the offering and the distribution of this prospectus supplement.
Australia
This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:
You confirm and warrant that you are either:
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a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

■
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

■
a person associated with the Company under Section 708(12) of the Corporations Act; or

■
a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.
You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
MiFID II Product Governance
Any distributor subject to MiFID II that is offering, selling or recommending the common shares is responsible for undertaking its own target market assessment in respect of the common shares and determining its own distribution channels for the purposes of the MiFID product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither the Company nor the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

European Economic Area and the United Kingdom
In relation to each member state of the European Economic Area and the United Kingdom (each, a “Relevant State”), an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant State except that an offer to the public in that Relevant State of any securities may be made at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the underwriters or the underwriters nominated by us for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Hong Kong
No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the common shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
United Kingdom
This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).
This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the anticipated U.S. federal income tax consequences generally applicable to U.S. Holders (as defined below) of the ownership and disposition of common shares. This summary addresses only holders who acquire pursuant to this offering and hold common shares as “capital assets” (generally, assets held for investment purposes).
The following summary does not purport to address all U.S. federal income tax consequences that may be relevant to a U.S. Holder (as defined below) as a result of the ownership and disposition of common shares, nor does it take into account the specific circumstances of any particular holder, some of which may be subject to special tax rules (including, but not limited to, brokers, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, banks, thrifts and other financial institutions, persons liable for alternative minimum tax, persons that hold an interest in an entity that holds common shares, persons that will own, or will have owned, directly, indirectly or constructively 10% or more (by vote or value) of our stock, persons that hold common shares as part of a hedging, integration, conversion or constructive sale transaction or a straddle, former citizens or permanent residents of the United States, or persons whose functional currency is not the U.S. dollar).
This summary is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations, administrative pronouncements and rulings of the United States Internal Revenue Service, or the IRS, and judicial decisions and the Canada-United States Income Tax Convention (1980), as amended, all as in effect on the date hereof, and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. This summary does not describe any state, local or foreign tax law considerations, or any aspect of U.S. federal tax law other than income taxation (e.g., estate or gift tax or the Medicare contribution tax). U.S. Holders (as defined below) should consult their own tax advisers regarding such matters.
No legal opinion from U.S. legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership or disposition of common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to different interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.
As used in this summary, a “U.S. Holder” is a beneficial owner of common shares who, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (B) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.
The tax treatment of a partner in a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) that holds common shares may depend on both the partnership’s and the partner’s status and the activities of the partnership. Partnerships (or other entities or arrangements classified as a partnership for U.S. federal income tax purposes) that are beneficial owners of common shares, and their partners and other owners, should consult their own tax advisers regarding the tax consequences of the ownership and disposition of common shares.

Passive Foreign Investment Company Rules
A foreign corporation will generally be considered a PFIC for any taxable year in which (1) 75% or more of its gross income is “passive income” under the PFIC rules or (2) 50% or more of the average quarterly value of its assets produce (or are held for the production of) “passive income.” For this purpose, “passive income” generally includes interest, dividends, certain rents and royalties, and certain gains. Moreover, for purposes of determining if the foreign corporation is a PFIC, if the foreign corporation owns, directly or indirectly, at least 25%, by value, of the shares of another corporation, it will be treated as if it holds directly its proportionate share of the assets and receives directly its proportionate share of the income of such other corporation. If a corporation is treated as a PFIC with respect to a U.S. Holder for any taxable year, the corporation will continue to be treated as a PFIC with respect to that U.S. Holder in all succeeding taxable years, regardless of whether the corporation continues to meet the PFIC requirements in such years, unless certain elections are made.
The determination as to whether a foreign corporation is a PFIC is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the income, expenses and assets of the foreign corporation from time to time and the nature of the activities performed by its officers and employees. ESSA believes that it was classified as a PFIC for the taxable year ending September 30, 2019, and ESSA believes it may be classified as a PFIC for the current taxable year and in future taxable years. However, our actual PFIC status for the current or any future taxable year is uncertain and cannot be determined until after the end of such taxable year.
Assuming we are classified as a PFIC at any point in a U.S. Holder’s holding period, a U.S. Holder that does not make any of the elections described below will be required to report any gain on the disposition of common shares as ordinary income, rather than as capital gain, and to compute the tax liability on the gain and any “Excess Distribution” (as defined below) received in respect of common shares as if such items had been earned ratably over each day in the U.S. Holder’s holding period (or a portion thereof) for common shares. The amounts allocated to the taxable year during which the gain is realized or distribution is made, and to any taxable years in such U.S. Holder’s holding period that are before the first taxable year in which we are treated as a PFIC with respect to the U.S. Holder, will be included in the U.S. Holder’s gross income as ordinary income for the taxable year of the gain or distribution. The amount allocated to each other taxable year will be taxed as ordinary income in the taxable year during which the gain is realized or distribution is made at the highest tax rate in effect for the U.S. Holder in that other taxable year and will be subject to an interest charge as if the income tax liabilities had been due with respect to each such prior year. For purposes of these rules, gifts, exchanges pursuant to corporate reorganizations and use of common shares as security for a loan may be treated as a taxable disposition of common shares. An “Excess Distribution” is the amount by which distributions during a taxable year in respect of a common share exceed 125% of the average amount of distributions in respect thereof during the three preceding taxable years (or, if shorter, the U.S. Holder’s holding period for common shares).
Certain additional adverse tax rules will apply to a U.S. Holder for any taxable year in which we are treated as a PFIC with respect to such U.S. Holder and any of our subsidiaries is also treated as a PFIC (a “Subsidiary PFIC”). In such a case, the U.S. Holder will generally be deemed to own its proportionate interest (by value) in any Subsidiary PFIC and be subject to the PFIC rules described above with respect to the Subsidiary PFIC regardless of such U.S. Holder’s percentage ownership in us.
The adverse tax consequences described above may be mitigated if a U.S. Holder makes a timely “qualified electing fund” election, or a QEF election, with respect to its interest in the PFIC. Consequently, if we are classified as a PFIC, it may be advantageous for a U.S. Holder to elect to treat us as a “qualified electing fund” with respect to such U.S. Holder in the first year in which it holds common shares. If a U.S. Holder makes a timely QEF election with respect to ESSA, the electing U.S. Holder would be required in each taxable year that we are considered a PFIC to include in gross income (i) as ordinary income, the U.S. Holder’s pro rata share of the ordinary earnings of ESSA and (ii) as capital gain, the U.S. Holder’s pro rata share of the net capital gain (if any) of ESSA, whether or not the ordinary earnings or net capital gain are distributed. An electing U.S. Holder’s basis in common shares will be increased to reflect the amount of any taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in common shares and will not be taxed again as distributions to the U.S. Holder.
A QEF election made with respect to ESSA will not apply to any Subsidiary PFIC; a QEF election must be made separately for each Subsidiary PFIC (in which case the treatment described above would apply to such Subsidiary PFIC). If a U.S. Holder makes a timely QEF election with respect to a Subsidiary PFIC, it would be required in each taxable year to include in gross income its pro rata share of the ordinary earnings and net capital gain of such Subsidiary PFIC, but may not receive a distribution of such income. Such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge (which would not be deductible for U.S. federal income tax purposes if the U.S. Holder were an individual).
If we determine that we are likely a PFIC in any taxable year, we intend to make available to U.S. Holders, upon request and in accordance with applicable procedures, a “PFIC Annual Information Statement” with respect to ESSA and any Subsidiary PFIC in which we own, directly or indirectly, more than 50% of such subsidiary’s total aggregate voting power for such taxable year. The “PFIC Annual Information Statement” may be used by U.S. Holders for purposes of complying with the reporting requirements applicable to a QEF election with respect to ESSA and any Subsidiary PFIC.
The U.S. federal income tax on any gain from the disposition of common shares or from the receipt of Excess Distributions may be greater than the tax if a timely QEF election is made.
Alternatively, if we were to be classified as a PFIC, a U.S. Holder could also avoid certain of the rules described above by making a mark-to-market election (instead of a QEF election), provided common shares are treated as regularly traded on a qualified exchange or other market within the meaning of the applicable U.S. Treasury Regulations. However, a U.S. Holder will not be permitted to make a mark-to-market election with respect to a Subsidiary PFIC. U.S. Holders should consult their own tax advisers regarding the potential availability and consequences of a mark-to-market election, as well as the advisability of making a protective QEF election in case we are classified as a PFIC in any taxable year.
During any taxable year in which we or any Subsidiary PFIC is treated as a PFIC with respect to a U.S. Holder, that U.S. Holder generally must file IRS Form 8621. U.S. Holders should consult their own tax advisers concerning annual filing requirements.
Distributions on Common Shares
In general, subject to the passive foreign investment company rules discussed above, the gross amount of any distribution received by a U.S. Holder with respect to the common shares (including amounts withheld to pay Canadian withholding taxes) will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. We may not calculate our earnings and profits each year under U.S. federal income tax rules. Accordingly, U.S. Holders should expect that a distribution generally will be treated as a dividend for U.S. federal income tax purposes. Subject to the passive foreign investment company rules discussed above, distributions on common shares to certain non-corporate U.S. Holders that are treated as dividends may be taxed at preferential rates provided we are not treated as a PFIC for the taxable year of the distribution or the preceding taxable year. Such dividends will not be eligible for the “dividends received” deduction ordinarily allowed to corporate shareholders with respect to dividends received from U.S. corporations.
The amount of any dividend paid in Canadian dollars (including amounts withheld to pay Canadian withholding taxes) will equal the U.S. dollar value of the Canadian dollars calculated by reference to the exchange rate in effect on the date the dividend is received by the U.S. Holder, regardless of whether the Canadian dollars are converted into U.S. dollars. A U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. If the Canadian dollars received are converted into U.S. dollars on the date of receipt, the U.S. Holder should generally not be required to recognize foreign currency gain or loss in respect of the distribution. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder may recognize foreign currency gain or loss on a subsequent conversion or other disposition of the Canadian dollars. Such gain or loss will be treated as U.S. source ordinary income or loss.
Distributions on common shares that are treated as dividends generally will constitute income from sources outside the United States and generally will be categorized for U.S. foreign tax credit purposes as “passive category income.” A U.S. Holder may be eligible to elect to claim a U.S. foreign tax credit against its U.S. federal income tax liability, subject to applicable limitations and holding period requirements, for Canadian tax withheld, if any, from distributions received in respect of common shares. A U.S. Holder that does not elect to claim a U.S. foreign tax credit may instead claim a deduction for Canadian tax withheld, but only for a taxable year in which the U.S. Holder elects to do so with respect to all foreign income taxes paid or accrued in such taxable year. The rules relating to U.S. foreign tax credits are complex, and each U.S. Holder should consult its own tax adviser regarding the application of such rules.
Sale, Exchange or Other Taxable Disposition of Common Shares
A U.S. Holder generally will recognize gain or loss on the sale, exchange or other taxable disposition of common shares in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in the common shares exchanged therefor. Subject to the passive foreign investment company rules discussed above, such gain or loss will be capital gain or loss and will be long-term capital gain (currently taxable at a reduced rate for non-corporate U.S. Holders) or loss if, on the date of the sale, exchange or other taxable disposition, common shares have been held by such U.S. Holder for more than one year. The deductibility of capital losses is subject to limitations. Such gain or loss generally will be sourced within the United States for U.S. foreign tax credit purposes.
Required Disclosure with Respect to Foreign Financial Assets
Certain U.S. Holders are required to report information relating to an interest in common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in common shares. U.S. Holders should consult their own tax advisers regarding information reporting requirements relating to their ownership of the common shares.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following is, as of the date of this prospectus supplement, a summary of the principal Canadian federal income tax considerations generally applicable to an investor who acquires common shares pursuant to this offering.
This summary applies only to a holder who is a beneficial owner of common shares acquired pursuant to this offering, and who, for the purposes of the Income Tax Act (Canada) (the “Tax Act”) and regulation thereunder (the “Regulations”), and at all relevant times, deals at arm’s length with the Company and the Underwriters, is not affiliated with the Company or the Underwriters, and who acquires and holds our common shares (a “Holder”). Generally, our common shares will be considered to be capital property to a Holder thereof provided that the Holder does not use our common shares in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.
This summary does not apply to a Holder (i) that is a “financial institution” for the purposes of the mark-to-market rules contained in the Tax Act; (ii) that is a “specified financial institution” as defined in the Tax Act; (iii) an interest in which would be a “tax shelter investment” as defined in the Tax Act; (iv) that has elected to report its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian currency;; (v) that receives dividends on the common shares under or as part of a “dividend rental arrangement” as defined in the Tax Act; (vi) that is exempt from Part I Tax under the Tax Act; (vii) that has or will enter into a “derivative forward agreement” or “synthetic disposition arrangement”, as those terms are defined in the Tax Act, with respect to our common shares. Such Holders should consult their own tax advisors with respect to an investment in common shares.
Additional considerations, not disclosed herein, may be applicable to a Holder that is a corporation resident in Canada or a corporation that does not deal at arm’s length, for purposes of the Tax Act, with a corporation resident in Canada, and is, or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of our common shares, controlled by a non-resident person, or group of non-resident persons not dealing with each other at arm’s length, for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors with respect to an investment in common shares.
This summary is based upon the current provisions of the Tax Act and the Regulations, counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) and all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”). This summary assumes that the Tax Proposals will be enacted substantially as proposed; however, no assurance can be given that the Tax Proposals will be enacted as proposed or at all. This summary does not otherwise take into account or anticipate any changes in law or the CRA’s administrative policies or assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account any provincial, territorial or foreign income tax legislation or considerations.
This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors with respect to their particular circumstances.
Currency Conversion
Subject to certain exceptions that are not discussed herein, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of common shares, including dividends, adjusted cost base and proceeds of dispositions must be determined in Canadian dollars based using the rate of exchange quoted by the Bank of Canada on the particular date the particular amount arose or such other rate of exchange as acceptable to the CRA.

Holders Resident in Canada
The following section of this summary is generally applicable to a Holder who, for the purposes of the Tax Act, is or is deemed to be resident in Canada at all relevant times (“Resident Holder”). A Resident Holder whose common shares might not otherwise qualify as capital property may be entitled to make an irrevocable election permitted by subsection 39(4) of the Tax Act to deem our common shares, and every other “Canadian security” (as defined in the Tax Act), held by such person, in the taxation year of the election and each subsequent taxation year to be capital property. Resident Holders should consult their own tax advisors regarding this election.
Dividends
Dividends received or deemed to be received on our common shares will be included in computing a Resident Holder’s income in the taxation year received. In the case of an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable in respect of “taxable dividends” received from “taxable Canadian corporations” (as defined in the Tax Act). An enhanced dividend tax credit will be available to individuals (other than certain trusts) in respect of “eligible dividends” designated by the Company to the Resident Holder in accordance with the provisions of the Tax Act. There may be limitations on the ability of the Company to designate dividends as “eligible dividends”.
Dividends received or deemed to be received on our common shares by a Resident Holder that is a corporation must be included in computing its income for a taxation year but generally will be deductible in computing its taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received or deemed to be received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.
A Resident Holder that is a “private corporation” or a “subject corporation” (as defined in the Tax Act), may be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on our common shares to the extent such dividends are deductible in computing taxable income for the year.
Dispositions of Common Shares
Upon a disposition or a deemed disposition of a common share (other than a disposition to the Company that is not a sale in the open market in the manner in which shares would normally be purchased by any member of the public in an open market), a Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base of such security to the Resident Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading “Capital Gains and Capital Losses”.
Capital Gains and Capital Losses
Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized in the year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized in the year by such Resident Holder. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against taxable capital gains realized in such year to the extent and under the circumstances described in the Tax Act.
The amount of any capital loss realized on the disposition or deemed disposition of common shares by a Resident Holder that is a corporation may be reduced by the amount of dividends received or deemed to have been received by it on such shares or shares substituted for such shares, to the extent and in the circumstances specified by the Tax Act. Similar rules may apply where a common share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) also may be liable to pay an additional refundable tax on its “aggregate investment income” as defined in the Tax Act for the year which will include taxable capital gains.
Minimum Tax
Capital gains realized and dividends received by a Resident Holder that is an individual or a trust, other than certain specified trusts, may give rise to minimum tax under the Tax Act. Resident Holders should consult their own advisors with respect to the application of the minimum tax.
Holders Not Resident in Canada
The following section of this summary is generally applicable to Holders who for the purposes of the Tax Act (i) have not been and will not be deemed to be resident in Canada at any time while they hold our common shares; and (ii) do not use or hold our common shares in carrying on a business in Canada (“Non-Resident Holders”).
Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere or is an “authorized foreign bank” (within the meaning of the Tax Act). Such Non-Resident Holders should consult their own tax advisors.
Dividends
Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder by the Company will be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty. Under the Canada-United States Tax Convention (1980), as amended (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the U.S. for purposes of the Treaty and fully entitled to benefits under the Treaty (a “U.S. Holder”) is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company beneficially owning at least 10% of the Company’s voting shares). Non-Resident Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention.
Dispositions of Common Shares
A Non-Resident Holder will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a common share, nor will capital losses arising therefrom be recognized under the Tax Act, unless the common share constitutes “taxable Canadian property” to the Non-Resident Holder for purposes of the Tax Act, and the gain is not exempt from tax pursuant to the terms of an applicable tax treaty.
Provided the common shares are listed on a “designated stock exchange”, as defined in the Tax Act (which includes the TSX-V and Nasdaq), at the time of disposition, our common shares generally will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60 month period immediately preceding the disposition the following two conditions are met concurrently: (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by or belonged to one or any combination of (A) the Non-Resident Holder, (B) persons with whom the Non-Resident Holder did not deal at arm’s length (for the purposes of the Tax Act), and (C) partnerships in which the Non-Resident Holder or a person referred to in (i)(B) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of the shares of the Company was derived directly or indirectly from one or any combination of (A) real or immovable property situated in Canada, (B) “Canadian resource properties” (as defined in the Tax Act), (C) “timber resource properties” (as defined in the Tax Act), or (d) options in respect of, or interests in, or for civil law rights in, property described in any of (ii)(A) to (C), whether or not the property exists. Notwithstanding the foregoing, a common share may otherwise be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Tax Act in certain circumstances. A Non-Resident Holder’s capital gain (or capital loss) in respect of a disposition of common shares that constitute or are deemed to constitute taxable Canadian property to a Non-Resident Holder (and are not “treaty-protected property” as defined in the Tax Act) will generally be computed in the manner described above under the subheading “Holders Resident in Canada — Dispositions of Shares” and “Holders Resident in Canada — Capital Gains and Capital Losses”. Non-Resident Holders whose common shares may be taxable Canadian property should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them.

LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed upon on behalf of the Company by Skadden, Arps, Slate, Meagher & Flom LLP with respect to U.S. legal matters and by Blake, Cassels & Graydon LLP with respect to Canadian legal matters. The underwriters are being represented in connection with this offering by Latham & Watkins LLP with respect to U.S. legal matters and Bennett Jones LLP with respect to Canadian legal matters.
EXPERTS
The consolidated financial statements of the Company as of September 30, 2019 and 2018 and for each of the years in the three-year period ended September 30, 2019, appearing in our Annual Report on Form 20-F for the year ended September 30, 2019, have been incorporated herein by reference in reliance upon the report of Davidson & Company LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation existing under the BCBCA. Some of our directors, officers and the experts named in this prospectus are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion our assets are, located outside the United States. In connection with the underwriting agreement for this offering, we have appointed an agent for service of process in the United States, but it may be difficult for holders of common shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of common shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. We have been advised by our Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a U.S. court for a sum certain predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court and: (1) the U.S. court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia; (2) proper service of process in respect of the proceedings in which such judgment was obtained was made in accordance with applicable U.S. federal or state law; (3) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia and the federal laws of Canada or contrary to any order or regulation under the Foreign Extraterritorial Measures Act (Canada), the United Nations Act (Canada) or the Special Economic Measures Act (Canada), or any order made by the Competition Tribunal under the Competition Act(Canada); (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights, including bankruptcy, reorganization, winding-up, moratorium and similar laws, and does not constitute, directly or indirectly, the enforcement of foreign laws which a court in the Province of British Columbia would characterize as revenue, expropriatory or penal laws; (5) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; (6) the action to enforce such judgment is commenced within the appropriate limitation period under the laws of the Province of British Columbia and is commenced and maintained in accordance with the procedural requirements of British Columbia law; (7) interest payable on the debt securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); (8) the British Columbia court does not decline to exercise its territorial competence on the grounds that a court of another state is a more appropriate forum in which to hear the action; and (9) the judgment does not conflict with another final and conclusive judgment in the same cause of action; except that a court in the Province of British Columbia may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or time for appeal has not expired; and except that any court in the Province of British Columbia may give judgment only in Canadian dollars. We have also been advised by Blake, Cassels & Graydon LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws. See “Risk Factors.”

WHERE YOU CAN FIND MORE INFORMATION
We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also file reports with, and furnish other information to, the SEC. As a foreign private issuer, certain of these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. In addition, as a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are also not required to publish financial statements as promptly as U.S. companies.
You may read any document we file with or furnish to the securities commissions and authorities of the provinces of Canada through the Internet on the Canadian System for Electronic Document Analysis and Retrieval, or SEDAR. Please call the SEC at l-800-SEC-0330 for further information on the public reference rooms. Certain of our filings are also electronically available on EDGAR, and may be accessed at www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This prospectus supplement is deemed to be incorporated by reference into the accompanying base shelf prospectus. Information has been incorporated by reference in this prospectus supplement from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference in this prospectus supplement and not delivered with this prospectus supplement may be obtained on request without charge from the Company Secretary of ESSA at Suite 720 — 999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5, telephone: (778) 331-0962 or by accessing the disclosure documents through SEDAR at www.sedar.com. Documents filed with, or furnished to, the SEC are available through the SEC’s Electronic Data Gathering and Retrieval System, or “EDGAR”, at www.sec.gov.
The following documents, filed with the SEC are specifically incorporated by reference into, and form an integral part of, this prospectus supplement and the accompanying base shelf prospectus:
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the annual report on Form 20-F of the Company dated December 20, 2019 for the fiscal year ended September 30, 2019, including without limitation, the audited annual consolidated financial statements included therein;

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Exhibits 99.2 and 99.3 to our Form 6-K furnished with the SEC on February 14, 2020, containing our Condensed Consolidated Interim Financial Statements for the three months ended December 31, 2019 and 2018 and Management’s Discussion and Analysis;

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Exhibits 99.2 and 99.3 to our Form 6-K furnished with the SEC on May 7, 2020, containing our Condensed Consolidated Interim Financial Statements for the three and six months ended March 31, 2020 and 2019 and Management’s Discussion and Analysis; and

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Exhibit 99.1 to our Form 6-K furnished with the SEC on October 21, 2019.

In addition, all subsequent annual reports filed by us on Form 20-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K filed by us pursuant to the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this prospectus supplement by stating in those Form 6-Ks that they are being incorporated by reference into this prospectus supplement.
Any statement contained in this prospectus supplement or a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute a part of this prospectus supplement, except as so modified or superseded.

PROSPECTUS
ESSA PHARMA INC.
US$100,000,000
Common Shares
Preferred Shares
Debt Securities
Subscription Receipts
Warrants
Units
We may offer and issue from time to time common shares, preferred shares, debt securities, subscription receipts, warrants to purchase common shares and units or any combination thereof up to an aggregate initial offering price of up to US$100,000,000 in one or more transactions under this shelf prospectus. The securities may be offered separately or together, at times, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement.
This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes specific information about the particular securities being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the prospectus supplement, together with the additional information which is incorporated by reference into this prospectus and the prospectus supplement.
Our common shares are listed on the TSX Venture Exchange (the “TSX-V”) under the symbol “EPI” and the Nasdaq Capital Market (the “Nasdaq”) under the symbol “EPIX.” On July 11, 2018, the closing price of our common shares was C$5.20 on the TSX-V and US$3.98 on the Nasdaq. Unless otherwise specified in an applicable prospectus supplement, our preferred shares, debt securities, warrants, subscription receipts and units will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which our securities, other than our common shares, may be sold and purchasers may not be able to resell such securities purchased under this prospectus. This may affect the pricing of our securities, other than our common shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation.
An investment in our securities involves a high degree of risk. Before purchasing any securities, you should carefully read the “Risk Factors” section beginning on page 5 of this prospectus and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 12, 2018.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of US$100,000,000.
Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.
We may offer and sell securities to or through underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.
In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”
Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation by Reference” and the additional information described below under “Where You Can Get More Information.”
This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements and forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. See “Cautionary Statement Regarding Forward-Looking Statements.”
Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to:
•
“ESSA,” the “Company,” “we,” “us” and “our” refer to ESSA Pharma Inc., either alone or together with our subsidiaries as the context requires.

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“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

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“Securities Act” refers to the Securities Act of 1933, as amended.

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“FINRA” refers to the Financial Industry Regulatory Authority.

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“Nasdaq” refers to the Nasdaq Capital Market.

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“SEC” or the “Commission” refers to the United States Securities and Exchange Commission.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to United States dollars. References to “$” or “US$” are to United States dollars and references to “C$” are to Canadian dollars. See “Exchange Rate Data.”

THE COMPANY
We are a preclinical stage pharmaceutical company focused on developing novel and proprietary therapies for the treatment of prostate cancer in patients whose disease is progressing despite treatment with current therapies, including abiraterone and enzalutamide.
Further details concerning our business, including information with respect to our assets, operations and development history, are provided in our Annual Report on Form 20-F and the other documents incorporated by reference into this prospectus. See “Documents Incorporated by Reference.” You are encouraged to thoroughly review the documents incorporated by reference into this prospectus as they contain important information concerning our business and our prospects.
Our registered and records office is located at Suite 2600, Three Bentall Centre, 595 Burrard Street, Vancouver, British Columbia, Canada V7X 1L3. Our head office is located at Suite 720 – 999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5.
We have one wholly-owned subsidiary, ESSA Pharmaceuticals Corp., existing under the laws of the State of Texas.
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering equity securities, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which will occur when the market value of our common shares held by non-affiliates exceeds $700 million as of the end of the second quarter of any fiscal year, or (4) the date on which we have issued more than an aggregate of $1.0 billion in non-convertible debt during the prior three-year period.

RECENT DEVELOPMENTS
On January 18, 2018, we received notification from the Nasdaq indicating that we had (i) demonstrated compliance with the minimum stockholders’ equity standard upon completion of a public offering in Canada and private placement in the United States (as further described below), and (ii) a further grace period of 180 calendar days, to July 16, 2018, had been granted to us in relation to regaining a minimum bid price of $1.00.
On April 25, 2018, the Company completed a reverse stock split on a basis of one post-consolidation common share for every 20 pre-consolidation common shares. As a result, we issued a press release on May 10, 2018 that stated that we had received written confirmation from the Listing Qualifications Department of the Nasdaq notifying us that we had regained compliance with Nasdaq Listing Rule 5550(a)(2) as a result of maintaining a $1.00 minimum closing bid price for at least 10 consecutive trading days. Nasdaq has informed us that this matter is now closed. Unless otherwise stated, all common share amounts in this prospectus have been restated retrospectively to reflect the reverse stock split.
On January 16, 2018, Mr. Hugo Beekman of Omega Fund Management, LLC (“Omega”), was appointed to our board of directors pursuant to a nomination rights agreement between us and Omega. On May 30, 2018, Mr. Beekman resigned from our board of directors as a result of his departure from Omega. Omega has not yet appointed a replacement nominee.

RISK FACTORS
Investing in our securities involves risks. Before investing in any securities offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties set forth under the heading “Item 3.D. Risk Factors” in our Annual Report on Form 20-F for the year ended September 30, 2017, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement subsequently filed relating to a specific offering or sale.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus (and any prospectus supplement), including the documents incorporated by reference herein, includes certain statements that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or forward-looking information under applicable Canadian securities legislation that may not be based on historical fact. These statements appear in a number of different places in this prospectus and can be identified by words such as “anticipates,” “estimates,” “projects,” “expects,” “intends,” “believes,” “plans,” “will,” “could,” “may,” or their negatives or other comparable words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. Examples of such forward-looking statements include, but not limited to:
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the initiation, timing, cost, location, progress and success of, strategy and plans with respect to, our research and development programs (including research programs and related milestones with regards to next-generation drug candidates and compounds), preclinical studies and clinical trials;

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the therapeutic benefits, properties, effectiveness, pharmacokinetic profile and safety of our potential future product candidates, including the expected benefits, properties, effectiveness, pharmacokinetic profile and safety of our next-generation Aniten compounds;

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Dr. Frank Perabo’s departure from ESSA as Chief Medical Officer and continuing involvement with our business in an advisory capacity;

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our ability to advance potential future product candidates through, and successfully complete, clinical trials;

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our ability to achieve profitability;

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our ability to obtain funding for operations, including research funding, and the timing of potential sources of such funding;

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the Cancer Prevention & Research Institute of Texas (“CPRIT”) Grant and payments thereunder;

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our use of proceeds from funding and financings;

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our ability to recruit sufficient numbers of patients for future clinical trials, and the benefits expected therefrom;

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the implementation of our business model and strategic plans, including strategic plans with respect to patent applications and strategic collaborations and partnerships;

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our ability to identify, develop and commercialize product candidates;

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our commercialization, marketing and manufacturing capabilities and strategy;

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our ability to protect our intellectual property and operate its business without infringing upon the intellectual property rights of others;

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our expectations regarding federal, state, provincial and foreign regulatory requirements, including our plans with respect to anticipated regulatory filings;

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whether we will receive, and the timing and costs of obtaining, regulatory approvals in the United States, Canada and other jurisdictions;

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the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our potential future product candidates;

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the rate and degree of market acceptance and clinical utility of our potential future product candidates, if any;

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the timing of, and our ability and our collaborators’ ability, if any, to obtain and maintain regulatory approvals for our potential future product candidates;

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our expectations regarding market risk, including interest rate changes and foreign currency fluctuations;

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our ability to engage and retain the employees required to grow its business;

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the compensation that is expected to be paid to our employees;

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our future financial performance and projected expenditures;

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developments relating to our competitors and its industry, including the success of competing therapies that are or may become available; and

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estimates of our financial condition, expenses, future revenue, capital requirements and our needs for additional financing and potential sources of capital and funding.

Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that are inherently subject to significant medical, scientific, business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements. In making the forward-looking statements included in this prospectus, we have made various material assumptions, including, but are not limited to:
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our ability to identify a product candidate or product candidates;

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our ability to obtain regulatory and other approvals to commence a clinical trial involving future product candidates;

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our ability to obtain positive results of our research and development activities, including clinical trials;

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our ability to obtain required regulatory approvals;

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our ability to successfully out-license or sell its future products, if any, and in-license and develop new products;

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favorable general business and economic conditions;

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the availability of financing on reasonable terms;

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our ability to attract and retain skilled staff;

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market competition;

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the products and technology offered by our competitors;

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our ability to protect patents and proprietary rights; and

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our ability to repay debt.

In evaluating forward-looking statements, current and prospective shareholders should specifically consider various factors, including the risks outlined herein and in documents incorporated by reference herein, under the heading “Risk Factors.” Investors should also consider the risk factors and uncertainties set forth under the heading “Item 3.D. Risk Factors” in the Company’s Annual Report on Form 20-F for the year ended September 30, 2017, which is incorporated in this prospectus by reference, as updated by the Company’s subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement filed relating to a specific offering or sale. Some of these risks and assumptions include, among others:
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uncertainty as to our ability to raise additional funding;

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our ability to continue as a going concern;

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our incurrence of significant losses in every quarter since its inception and anticipation that it will continue to incur significant losses in the future;

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risks related to raising additional capital, which may include dilution to our existing shareholders, restrictions on our operations or requirements to relinquish rights to our technologies or any future product candidates;

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our limited operating history;

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risks related to our ability to comply with the CPRIT Grant Agreement between the CPRIT and us, dated July 9, 2014;

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uncertainty as to our ability to generate sufficient cash to service its indebtedness, which currently consists of its capital term loan facility with Silicon Valley Bank;

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risks related to the continued listing of the common shares on the Nasdaq;

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our ability to identify a product candidate through preclinical studies;

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our future success is dependent primarily on identification through preclinical studies, regulatory approval and commercialization of a single product candidate;

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risks related to our ability to continue to license its product candidates or technology from third parties;

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uncertainty related to our ability to obtain required regulatory approvals for our proposed products;

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our ability to successfully develop potential future product candidates in a timely manner;

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our ability to successfully commercialize future product candidates;

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the possibility that our potential future product candidates may have undesirable side effects;

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risks related to clinical drug development;

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risks related to our ability to conduct a clinical trial or submit a future New Drug Application/New Drug Submission or Investigational New Drug/Clinical Trial Application;

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risks related to our ability to enroll subjects in clinical trials;

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risks that the U.S. Food and Drug Administration may not accept data from trials conducted in such locations outside the United States;

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risks related to our ongoing obligations and continued regulatory review;

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risks related to potential administrative or judicial sanctions;

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the risk of increased costs associated with prolonged, delayed or terminated clinical trials;

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risks related to our failure to obtain regulatory approval in international jurisdictions;

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risks related to recently enacted and future legislation in the United States that may increase the difficulty and cost for us to obtain marketing approval of, and commercialize, its potential future products and affect the prices we may obtain;

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risks related to new legislation, new regulatory requirements and the continuing efforts of governmental and third party payors to contain or reduce the costs of healthcare;

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the risk that third parties may not carry out their contractual duties;

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the possibility that our relationships with contract research organizations may terminate;

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risks related to our lack of experience manufacturing product candidates on a large clinical or commercial scale and its lack of manufacturing facility;

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our reliance on proprietary technology;

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we may not be able to protect our intellectual property rights throughout the world;

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claims by third parties asserting that we, or our employees have misappropriated their intellectual property, or claiming ownership of what we regard as our intellectual property;

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risks related to our ability to comply with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies;

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third-party coverage and reimbursement and health care cost containment initiatives and treatment guidelines may constrain our future revenues;

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risks related to our ability to attract and maintain highly-qualified personnel;

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risks related to potential conflicts of interest between us and our directors and officers;

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competition from other biotechnology and pharmaceutical companies;

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risks related to movements in foreign currency exchange rates;

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risks related to our ability to convince public payors and hospitals to include our potential future products on their approved formulary lists;

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risks related to our ability to establish an effective sales force and marketing infrastructure, or enter into acceptable third-party sales and marketing or licensing arrangements;

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risks related to our ability to manage growth;

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risks related to our ability to achieve or maintain expected levels of market acceptance for its products;

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risks related to our ability to realize benefits from acquired businesses or products or form strategic alliances in the future;

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risks related to collaborations with third parties;

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risks that employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could cause significant liability us and harm our reputation;

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risks related to product liability lawsuits;

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risks related to computer system failures;

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business disruptions that could seriously harm our future revenues and financial condition and increase our costs and expenses;

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compulsory licensing and/or generic competition;

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risks related to our dependence on the use of information technologies;

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risks related to the increased costs and effort as a result of us being a public company;

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risks inherent in foreign operations;

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laws and regulations governing international operations may preclude us from developing, manufacturing and selling certain product candidates outside of the United States and Canada and require us to develop and implement costly compliance programs;

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risks related to laws that govern fraud and abuse and patients’ rights;

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risks related to our ability to comply with environmental, health and safety laws and regulations;

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risks related to the different disclosure obligations for a U.S. domestic reporting company and a foreign private issuer such as us;

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risks relating to our ability to maintain our status as a foreign private issuer in the future;

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the risk that we could become a “passive foreign investment company;”

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risks related to our status as an emerging growth company;

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risks related to United States investors’ ability to effect service of process or enforcement of actions against us;

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risks related to our dividend policy;

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risks associated with future sales of our securities;

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risks related to our ability to implement and maintain effective internal controls;

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risks related to our ability to maintain an active trading market for our common shares;

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share price volatility associated with our thinly traded common shares;

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risks related to market price and trading volume volatility; and

•
risks related to analyst coverage.

If one or more of these risks or uncertainties or a risk that is not currently known to us materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from those expressed or implied by forward-looking statements. The forward-looking statements represent our views as of the date of this prospectus. While we may elect to update these forward-looking statements in the future, we have no current intention to do so except as to the extent required by applicable securities law. Investors are cautioned that forward-looking statements are not guarantees of future performance and are inherently uncertain. Accordingly, investors are cautioned not to put undue reliance on forward-looking statements. We advise you that these cautionary remarks expressly qualify in their entirely all forward-looking statements attributable to us or persons acting on our behalf.

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA
Unless indicated otherwise, financial information in this prospectus, including the documents incorporated by reference herein, has been prepared in accordance with International Financial Reporting Standards, which differs in some significant respects from generally accepted accounting principles in the United States, or U.S. GAAP, and thus this financial information may not be comparable to the financial statements of U.S. companies.
We use the United States dollar as our reporting currency. The following table sets forth for each period indicated: (1) the low and high exchange rates during such period; (2) the exchange rates in effect at the end of the period; and (3) the average exchange rates for such period, for one Canadian dollar, expressed in U.S. dollars, as quoted by the Bank of Canada. The average exchange rate is calculated on the last business day of each month for the applicable period.
	Year Ended September 30,
	2015	2016	2017
Low	0.7455	0.6854	0.7276
High	0.8980	0.7972	0.8245
Period End	0.7466	0.7624	0.8013
Average	0.8136	0.7565	0.7626
The following table sets forth, for each of the last six months, the low and high exchange rates and the closing exchange rate at the end of the month for Canadian dollars expressed in United States dollars, as quoted by the Bank of Canada:
	Last Six Months
	January	February	March	April	May	June
Low	0.7978	0.7807	0.7641	0.7747	0.7680	0.7513
High	0.8135	0.8138	0.7794	0.7967	0.7828	0.7744
End of Month	0.8135	0.7807	0.7756	0.7791	0.7723	0.7594
On July 11, 2018, the exchange rate was C$1.00=US$0.7604.

USE OF PROCEEDS
Unless we otherwise indicate in a prospectus supplement, we currently intends to use the net proceeds from the sale of our securities for general corporate purposes, including funding research and development, preclinical and clinical expenses, and corporate costs.
By the nature of its business as a preclinical pharmaceutical company, we had negative operating cash flow for its most recent interim financial period and financial year. To the extent we have negative cash flows in future periods, we may use a portion of our general working capital to fund such negative cash flow. See “Risk Factors.”
More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

DIVIDEND POLICY
Our dividend policy is set forth under the heading “Item 8.A. Consolidated Statements and Other Financial Information” in our Annual Report on Form 20-F for the year ended September 30, 2017, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

OFFER AND LISTING DETAILS
We may offer and issue from time to time common shares, preferred shares, debt securities, subscription receipts, warrants to purchase common shares and units, or any combination thereof, up to an aggregate initial offering price of up to US$100,000,000 in one or more transactions under this shelf prospectus. The price of securities offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”
The common shares are listed on the TSX-V (trading symbol: EPI) and the Nasdaq (trading symbol: EPIX). The following tables sets forth, for the periods indicated, the high and low trading prices of the common shares as reported on the TSX-V and the Nasdaq prior to the filing of this prospectus.
TSX-V
For the month ended	High (C$)(1)	Low (C$)(1)
January 2018	6.20	5.00
February 2018	6.20	4.70
March 2018	6.00	4.10
April 2018	5.55	3.01
May 2018	7.15	4.00
June 2018	5.98	4.07
July 2018(2)	5.45	4.86

Notes:
(1)
Reflects a 20-for-1 reverse stock split that occurred on April 25, 2018.

(2)
From July 1, 2018 to July 11, 2018, the last trading day prior to the date of this prospectus.

Nasdaq
For the month ended	High (US$)(1)	Low (US$)(1)
January 2018	5.00	4.00
February 2018	5.04	3.60
March 2018	5.00	2.67
April 2018	5.10	2.00
May 2018	5.83	3.02
June 2018	4.69	3.45
July 2018(2)	4.49	3.76

Notes:
(1)
Reflects a 20-for-1 reverse stock split that occurred on April 25, 2018.

(2)
From July 1, 2018 to July 11, 2018, the last trading day prior to the date of this prospectus.

TSX-V
For the quarter ended	High (C$)	Low (C$)
December 31, 2017	9.00	4.40
March 31, 2018	6.20	4.10
June 30, 2018	7.15	3.01
Nasdaq
For the quarter ended	High (US$)	Low (US$)
December 31, 2017	9.80	3.00
March 31, 2018	5.04	2.67
June 30, 2018	5.83	2.00

DESCRIPTION OF SHARE CAPITAL
Common Shares
We are authorized to issue an unlimited number of common shares, without par value. As of September 30, 2017, the date of the most recent audited balance sheet included in our financial statements, there were 1,455,098 common shares issued and outstanding, 185,876 common shares issuable upon exercise of outstanding stock options and 2,663,938 common shares issuable upon exercise of warrants. As of July 11, 2018, there were 5,776,098 common shares issued and outstanding, 935,461 common shares issuable upon exercise of outstanding stock options and 2,663,938 common shares issuable upon exercise of warrants. Of the outstanding warrants, 2,189,000 are pre-funded warrants, each exercisable at nominal exercise price into one common share.
Holders of common shares are entitled to receive notice of any meetings of our shareholders, and to attend and to cast one vote per common share at all such meetings. Holders of common shares are entitled to receive on a pro rata basis such dividends on the common shares, if any, as and when declared by our board of directors at its discretion, from funds legally available therefor, and, upon the liquidation, dissolution or winding up of the company, are entitled to receive on a pro rata basis the net assets of the company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with, the holders of common shares with respect to dividends or liquidation. The common shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.
Preferred Shares
We may issue our preferred shares from time to time in one or more series. The terms of each series of preferred shares, including the number of shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, will be determined at the time of creation of each such series by our board of directors, without shareholder approval, provided that all preferred shares will rank equally within their class as to dividends and distributions in the event of our dissolution, liquidation or winding-up.
Transfer Agent and Registrar
The Canadian transfer agent and registrar for our common shares is Computershare Investor Services Inc. at its principal offices in Vancouver, British Columbia and Toronto, Ontario. The U.S. transfer agent for our common shares is Computershare Trust Company, N.A. at its offices in Canton, MA, Jersey City, NJ, and Louisville, KY.

DESCRIPTION OF DEBT SECURITIES
In this description of debt securities section, “we,” “us,” “our,” or “ESSA” refer to ESSA Pharma Inc. but not to its subsidiaries.
This section describes the general terms that will apply to any debt securities issued pursuant to this prospectus. We may issue debt securities in one or more series under an indenture, or the indenture, to be entered into between us and one or more trustees. The indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the British Columbia Business Corporations Act. A copy of the form of the indenture will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture and the terms of the debt securities. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.
We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus.
General
The indenture will not limit the aggregate principal amount of debt securities that we may issue under the indenture and will not limit the amount of other indebtedness that we may incur. The indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our unsecured obligations. The indenture will also permit us to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.
The applicable prospectus supplement for any series of debt securities that we offer will describe the specific terms of the debt securities and may include, but is not limited to, any of the following:
•
the title of the debt securities;

•
the aggregate principal amount of the debt securities;

•
the percentage of principal amount at which the debt securities will be issued;

•
whether payment on the debt securities will be senior or subordinated to our other liabilities or obligations;

•
whether the payment of the debt securities will be guaranteed by any other person;

•
the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

•
whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

•
the place or places we will pay principal, premium, if any, and interest and the place or places where debt securities can be presented for registration of transfer or exchange;

•
whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•
whether we will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

•
whether we may redeem the debt securities at our option and the terms and conditions of any such redemption;

•
the denominations in which we will issue any registered debt securities, if other than denominations of $1,000 and any multiple of $l,000 and, if other than denominations of $5,000, the denominations in which any unregistered debt security shall be issuable;

•
whether we will make payments on the debt securities in a currency or currency unit other than U.S. dollars or by delivery of our common shares or other property;

•
whether payments on the debt securities will be payable with reference to any index or formula;

•
whether we will issue the debt securities as global securities and, if so, the identity of the depositary for the global securities;

•
whether we will issue the debt securities as unregistered securities (with or without coupons), registered securities or both;

•
the periods within which and the terms and conditions, if any, upon which we may redeem the debt securities prior to maturity and the price or prices of which and the currency or currency units in which the debt securities are payable;

•
any changes or additions to events of default or covenants;

•
the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;

•
whether the holders of any series of debt securities have special rights if specified events occur;

•
any mandatory or optional redemption or sinking fund or analogous provisions;

•
the terms, if any, for any conversion or exchange of the debt securities for any other securities;

•
rights, if any, on a change of control;

•
provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities; and

•
any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require us to repurchase the debt securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or we have a change of control.
We may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.

We may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of such series (unless the reopening was restricted when such series was created).
Ranking and Other Indebtedness
Unless otherwise indicated in an applicable prospectus supplement, our debt securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.
Our board of directors may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.
Debt Securities in Global Form
The Depositary and Book-Entry
Unless otherwise specified in the applicable prospectus supplement, a series of the debt securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.
The specific terms of the depositary arrangement with respect to any portion of a particular series of the debt securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.
Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.
So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.
Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the trustee or any paying agent for the debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.
Discontinuance of Depositary’s Services
If a depositary for a global security representing a particular series of the debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the debt securities in definitive form in exchange for a global security representing such series of the debt securities. If an event of default under the indenture has occurred and is continuing, debt securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the debt securities represented by a global security and, in such event, will issue a series of the debt securities in definitive form in exchange for all of the global securities representing that series of debt securities.
Debt Securities in Definitive Form
A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $1,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the debt securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.
Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.
At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.
We shall not be required to:
•
issue, register the transfer of or exchange any series of the debt securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the debt securities to be redeemed and ending on the relevant redemption date if the debt securities for which such issuance, registration or exchange is requested may be among those selected for redemption;

•
register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•
exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the indenture; or

•
issue, register the transfer of or exchange any of the debt securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Merger, Amalgamation or Consolidation
The indenture will provide that we may not consolidate with or amalgamate or merge with or into any other person, enter into any statutory arrangement with any person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:
•
we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, or any province or territory thereof, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other country;

•
the successor person (if not us) assumes all of our obligations under the debt securities and the indenture; and

•
we or such successor person will not be in default under the indenture immediately after the transaction.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the debt securities and the indenture.
Additional Amounts
Unless otherwise specified in the applicable prospectus supplement, all payments made by or on behalf of us under or with respect to the debt securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax, or Canadian Taxes, unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency.

If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the debt securities, we will pay as additional interest such additional amounts, or the additional amounts, as may be necessary so that the net amount received by a holder of the debt securities after such withholding or deduction will not be less than the amount such holder of the debt securities would have received if such Canadian Taxes had not been withheld or deducted (a similar payment will also be made to holders of the debt securities, other than excluded holders (as defined herein), that are exempt from withholding but required to pay tax under Part XIII of the Income Tax Act (Canada) (the “ITA”), directly on amounts otherwise subject to withholding); provided, however, that no additional amounts will be payable with respect to a payment made to a holder of the debt securities, or an excluded holder, in respect of the beneficial owner thereof:
•
with which we do not deal at arm’s length (for purposes of the ITA) at the time of the making of such payment;

•
which is subject to such Canadian Taxes by reason of the debt securities holder’s failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes;

•
which is subject to such Canadian Taxes by reason of the debt securities holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of the debt securities or the receipt of payments thereunder; or

•
which is subject to such Canadian Taxes because it is not entitled to the benefit of an otherwise applicable tax treaty by reason of the legal nature of such holder of the debt securities.

We will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. We will pay all taxes, interest and other liabilities which arise by virtue of any failure of us to withhold, deduct and remit to the relevant authority on a timely basis the full amounts required in accordance with applicable law. We will furnish to the holder of the debt securities, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by us.
Whenever in the indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or any other payment under or with respect to a debt security, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or could be payable in respect thereof.
The foregoing obligations shall survive any termination, defeasance or discharge of the indenture.
Tax Redemption
If and to the extent specified in the applicable prospectus supplement, the debt securities of a series will be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if (1) we determine that (a) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date specified in the applicable prospectus supplement if any date is so specified, we have or will become obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any debt security of such series as described under “Additional Amounts” or (b) on or after a date specified in the applicable prospectus supplement, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be proposed, which, in any such case, in the written opinion to us of legal counsel of recognized standing, will result in our becoming obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any debt security of such series and (2) in any such case, we, in our business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to us; provided however, that (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay such additional amounts were a payment in respect of the debt securities then due, and (ii) at the time such notice of redemption is given, such obligation to pay such additional amounts remains in effect.
In the event that we elect to redeem the debt securities of such series pursuant to the provisions set forth in the preceding paragraph, we shall deliver to the trustee a certificate, signed by an authorized officer, stating that we are entitled to redeem the debt securities of such series pursuant to their terms.
Provision of Financial Information
We will file with the trustee, within 20 days after we file or furnish them with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file or furnish with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.
Notwithstanding that we may not remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the trustee:
•
within 20 days after the time periods required for the filing or furnishing of such forms by the SEC, annual reports on Form 40-F, Form 20-F or Form 10-K, as applicable, or any successor form; and

•
within 20 days after the time periods required for the filing of such forms by the SEC, reports on Form 6-K (or any successor form), as applicable, which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the TSX-V, whether or not we have any of the debt securities listed on such exchange. Each of such reports, to the extent permitted by the rules and regulations of the SEC, will be prepared in accordance with Canadian disclosure requirements and generally accepted accounting principles provided, however, that we shall not be obligated to file or furnish such reports with the SEC if the SEC does not permit such filings.

Events of Default
Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the following is a summary of events which will, with respect to any series of the debt securities, constitute an event of default under the indenture with respect to the debt securities of that series:
•
we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;

•
we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;

•
we fail to make any required sinking fund or analogous payment for that series of debt securities;

•
we fail to observe or perform any of the covenants described in the section “Merger, Amalgamation or Consolidation” for a period of 30 days;

•
we fail to comply with any of our other agreements in the indenture that affect or are applicable to the debt securities for 60 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of any series affected thereby;

•
a default (as defined in any indenture or instrument under which we or one of our subsidiaries has at the time of the indenture relating to this prospectus or will thereafter have outstanding any indebtedness) has occurred and is continuing, or we or any of our subsidiaries has failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay has resulted in such indebtedness under such indentures or instruments being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of $5,000,000 and 2% of our shareholders’ equity will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated, or the accelerated indebtedness, and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such accelerated indebtedness, then (i) if the accelerated indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it will not be considered an event of default for the purposes of the indenture governing the debt securities relating to this prospectus until 30 days after such indebtedness has been accelerated, or (ii) if the accelerated indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such accelerated indebtedness is, by its terms, non-recourse to us or our subsidiaries, it will be considered an event of default for purposes of the indenture governing the debt securities relating to this prospectus; or (B) if such accelerated indebtedness is recourse to us or our subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such indenture or instrument in connection with such failure to pay or event of default will be applicable together with an additional seven days before being considered an event of default for the purposes of the indenture relating to this prospectus;

•
certain events involving our bankruptcy, insolvency or reorganization; and

•
any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.
If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series, subject to any subordination provisions, may require us to repay immediately:
•
the entire principal and interest and premium, if any, of the debt securities of the series; or

•
if the debt securities are discounted securities, that portion of the principal as is described in the applicable prospectus supplement.

If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all debt securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement. If debt securities are discounted securities, the applicable prospectus supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.
Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.
No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
•
the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;

•
the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

•
the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.
Defeasance
When we use the term “defeasance”, we mean discharge from some or all of our obligations under the indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the debt securities of a series, then at our option:
•
we will be discharged from the obligations with respect to the debt securities of that series; or

•
we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities. These holders may look only to the deposited fund for payment on their debt securities.
To exercise our defeasance option, we must deliver to the trustee:
•
an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities of the affected series will not recognize a gain or loss for US federal income tax purposes as a result of a defeasance and will be subject to US federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•
an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding debt securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•
a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the debt securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.
In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:
•
no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the debt securities of the affected series;

•
we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

•
other customary conditions precedent are satisfied.

Modification and Waiver
Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:
•
change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;

•
reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;

•
reduce the amount of principal of a debt security payable upon acceleration of its maturity;

•
change the place or currency of any payment;

•
affect the holder’s right to require us to repurchase the debt securities at the holder’s option;

•
impair the right of the holders to institute a suit to enforce their rights to payment;

•
adversely affect any conversion or exchange right related to a series of debt securities;

•
change the percentage of debt securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or

•
reduce the percentage in principal amount of outstanding debt securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as only that series is concerned, past defaults under the indenture and compliance by us with certain restrictive provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.
We may modify the indenture without the consent of the holders to:
•
evidence our successor under the indenture;

•
add covenants or surrender any right or power for the benefit of holders;

•
add events of default;

•
provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

•
establish the forms of the debt securities;

•
appoint a successor trustee under the indenture;

•
add provisions to permit or facilitate the defeasance or discharge of the debt securities as long as there is no material adverse effect on the holders;

•
cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

•
comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or

•
change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

Governing Law
Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
The Trustee
The trustee under the indenture or its affiliates may provide banking and other services to us in the ordinary course of their business.
The indenture will contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the debt securities, the trustee must eliminate the conflict or resign.
Resignation of Trustee
The trustee may resign or be removed with respect to one or more series of the debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.
Consent to Service
Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, in connection with the indenture, we will designate and appoint CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as our authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the debt securities that may be instituted in any US federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.
Enforceability of Judgments
Since all or substantially all of our assets, as well as the assets of most of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on the debt securities, may not be collectible within the United States.
We have been advised that the laws of the Province of British Columbia and the federal laws of Canada applicable therein permit an action to be brought against us in a court of competent jurisdiction in the Province of British Columbia on any final and conclusive judgment in personam of any federal or state court located in the State of New York, or a New York Court, which is subsisting and unsatisfied for a sum certain with respect to the enforcement of the indenture and the debt securities that is not impeachable as void or voidable under the internal laws of the State of New York if: (1) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia (and submission by us in the indenture to the jurisdiction of the New York Court will be sufficient for that purpose); (2) proper service of process in respect of the proceedings in which such judgment was obtained was made in accordance with New York law; (3) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia, the federal laws of Canada or contrary to any order made by the Attorney General of Canada and under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights, including bankruptcy, reorganization, winding-up, moratorium and similar laws, and does not constitute, directly or indirectly, the enforcement of foreign laws which a court in the Province of British Columbia would characterize as revenue, expropriatory or penal laws; (5) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; (6) the action to enforce such judgment is commenced within the appropriate limitation period; (7) interest payable on the debt securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); and (8) the judgment does not conflict with another final and conclusive judgment in the same cause of action; except that a court in the Province of British Columbia may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or time for appeal has not expired; and except that any court in the Province of British Columbia may give judgment only in Canadian dollars.
We have been advised that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon the US federal securities laws.
Ratio of Earnings to Fixed Charges
Information regarding the ratio of earnings to fixed charges will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SUBSCRIPTION RECEIPTS
We may issue subscription receipts that are exchangeable for our equity securities and/or other securities. The particular terms and provisions of subscription receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable prospectus supplement. This description will include, without limitation, where applicable:
•
the title and number of subscription receipts;

•
the period during which and the price at which the subscription receipts will be offered;

•
the terms, conditions and procedures for the exchange of the subscription receipts into or for our equity securities and/or other securities;

•
the number of our equity securities and/or other securities that may be issued or delivered upon exchange of each subscription receipt; and

•
whether the subscription receipts will be issued in fully registered or global form.

Our equity securities and/or other securities issued or delivered upon the exchange of subscription receipts will be issued for no additional consideration.
Original purchasers of subscription receipts will have a contractual right of rescission against us in respect of the conversion of the subscription receipt. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the subscription receipt upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipt under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.
Original purchasers are further advised that in certain Canadian provinces and territories the statutory right of action in connection with a prospectus misrepresentation limits damages to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. A Canadian purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.

DESCRIPTION OF WARRANTS
General
This section describes the general terms that will apply to any warrants for the purchase of common shares, or equity warrants, or any warrants for the purchase of debt securities, or debt warrants. We will not offer warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the applicable prospectus supplement containing the specific terms of the warrants to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be offered for sale.
Subject to the foregoing, we may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.
This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in Canada and the United States after we have entered into it.
The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.
Original purchasers of warrants (if offered separately) will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.
Original purchasers are further advised that in certain Canadian provinces and territories the statutory right of action in connection with a prospectus misrepresentation limits damages to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. A Canadian purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.
Equity Warrants
The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:
•
the designation and aggregate number of equity warrants;

•
the price at which the equity warrants will be offered;

•
the currency or currencies in which the equity warrants will be offered;

•
the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•
the number of common shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each equity warrant;

•
the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

•
whether we will issue fractional shares;

•
whether we have applied to list the equity warrants or the underlying shares on a stock exchange;

•
the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

•
the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

•
whether the equity warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•
material US and Canadian federal income tax consequences of owning the equity warrants; and

•
any other material terms or conditions of the equity warrants.

Debt Warrants
The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:
•
the designation and aggregate number of debt warrants;

•
the price at which the debt warrants will be offered;

•
the currency or currencies in which the debt warrants will be offered;

•
the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

•
the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

•
the principal amount of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•
the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•
the minimum or maximum amount of debt warrants that may be exercised at any one time;

•
whether the debt warrants will be subject to redemption, and, if so, the terms of such redemption provisions;

•
material US and Canadian federal income tax consequences of owning the debt warrants; and

•
any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS
The following description sets forth certain general terms and provisions of units to which any prospectus supplement may relate.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement may describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

INCOME TAX CONSIDERATIONS
The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada acquiring, owning and disposing of any of our securities offered thereunder.
The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

PLAN OF DISTRIBUTION
We may sell securities to or through underwriters or dealers, and also may sell securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers or may issue securities in whole or in partial payment of the purchase price of assets acquired by us or our subsidiaries, or any other method pursuant to applicable law. Each prospectus supplement will set forth the terms of the offering or issue, including the name or names of any underwriters, agents or selling securityholders, the purchase price or prices of the securities, the proceeds to us from the sale of the securities and any commissions, fees, discounts and other items constituting underwriters’, dealers’ or agents’ compensation.
The securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in accordance with Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq, TSX-V or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to us.
Underwriters, dealers and agents who participate in the distribution of the securities may be entitled to, under agreements to be entered into with us, indemnification by us against certain liabilities, including liabilities under the Securities Act and applicable Canadian provincial securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
In connection with any offering of our securities, other than an “at-the-market distribution,” the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Each prospectus supplement will set forth the terms of such transactions.
In compliance with the guidelines of FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

EXPENSES
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.
SEC registration fee	US$ 12,450
FINRA fee	US$ 15,500
Legal fees and expenses	US$ 60,000
Accounting fees and expenses	US$ 5,000
Printing fees and expenses	US$ 20,000
Miscellaneous	US$ 5,000
Total	US$117,950

WHERE YOU CAN GET MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.
We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.
You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:
•
our Annual Report on Form 20-F for the fiscal year ended September 30, 2017;

•
our Report on Form 6-K, furnished to the Commission on February 6, 2018, with respect to our Canadian Material Change Report;

•
our Report on Form 6-K, furnished to the Commission on February 13, 2018, with respect to our condensed consolidated interim financial statements for the three months ended December 31, 2017, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•
our Report on Form 6-K, furnished to the Commission on March 6, 2018, with respect to our Canadian Material Change Report;

•
our Report on Form 6-K, furnished to the Commission on May 8, 2018, with respect to our Canadian Material Change Report;

•
our Report on Form 6-K, dated May 14, 2015, and furnished to the Commission on May 15, 2018, with respect to our condensed consolidated interim financial statements for the six months ended March 31, 2018, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•
our Report on Form 6-K, dated May 25, 2018, and furnished to the Commission on May 25, 2018, with respect to our Canadian Material Change Reports and Management Information Circular; and

•
the description of our common shares contained in our registration statement on Form 20-F filed with the Commission on July 1, 2015, including any amendment or report filed for purposes of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.
Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.
Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Corporate Secretary at Suite 720 – 999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5, by faxing a written request to 1-888-308-8974 or by calling 1-778-331-0962.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation existing under the Business Corporations Act (British Columbia). Many of our directors and officers are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of our securities who reside in the United States to effect service within the United States upon those director and officers who are not residents of the United States. It may also be difficult for holders of our securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. We have been advised by our Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Blake, Cassels & Graydon LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.
LEGAL MATTERS
Certain legal matters related to our securities offered by this prospectus will be passed upon on its behalf by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Skadden, Arps, Slate, Meagher & Flom LLP, with respect to matters of U.S. law.
EXPERTS
Our audited consolidated financial statements included in this prospectus have been audited by Davidson & Company LLP at its offices located at 1200 – 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, British Columbia, Canada V7Y 1G6, independent auditors, as stated in their report appearing therein.

PROSPECTUS

7,100,000 Common Shares

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager
Jefferies
Lead Manager
Oppenheimer & Co.
Co-Manager
Bloom Burton
July 28, 2020